Exhibit 2.1

EXECUTION COPY SALE AND PURCHASE AGREEMENT by and between LIBERTY PETROLEUM REALTY, LLC, EAST RIVER PETROLEUM REALTY, LLC, BIG APPLE PETROLEUM REALTY, LLC, WHITE OAK PETROLEUM, LLC, ANACOSTIA REALTY, LLC, MOUNT VERNON PETROLEUM REALTY, LLC, and DAG REALTY, LLC, As Seller and GLOBAL PARTNERS LP, As Buyer dated as of April 9, 2015

TABLE OF CONTENTS Page -i- 405143413v6 1 RECITALS AND DEFINITIONS 2 1.1 Recitals 2 1.2 Definitions 2 2 TRANSFER AND SALE 14 2.1 Sale and Purchase; Assignment and Assumption 14 2.2 Transfer of Purchased Assets 16 2.3 Excluded Assets 20 2.4 Purchase Price 22 2.5 Deposit 23 2.6 Allocation 23 2.7 Compliance with Hart-Scott-Rodino Act 24 2.8 Business Licenses and Permits 24 2.9 7-Eleven ROFR 24 3 REPRESENTATIONS AND WARRANTIES 25 3.1 Representations and Warranties of the Seller 25 3.2 Representations and Warranties of the Buyer 29 3.3 Expiration of Representations and Warranties 30 3.4 No Express or Implied Warranty 30 4 REAL ESTATE MATTERS; INSPECTION 31 4.1 Existing Title Policies 31 4.2 Title Insurance Policies 31 4.3 Conveyance of Title 31 4.4 Materially Adverse Title or Survey Encumbrance 32 4.5 Entry and Inspection 33 4.6 Equipment Installation 35 4.7 Failure to Close after Installation of Equipment 35 4.8 Casualty 35 5 ENVIRONMENTAL MATTERS 35 5.1 Compliance with Laws 35 5.2 Environmental Assessment 36 5.3 Environmental Inspections 36 5.4 No Warranty of the Evaluations 36 5.5 Independent Verification of the Evaluations 36 5.6 Acknowledgments and Assumption of Risk 36 5.7 Environmental Responsibility 38 5.8 Release and Indemnification 39 5.9 Post-Closing Access 40

TABLE OF CONTENTS (continued) Page -ii- 405143413v6 5.10 Engineering and Institutional Controls 41 5.11 Subsequent Transfers 41 5.12 Maintenance of Records 42 5.13 Tank Tightness Testing 42 6 CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS 43 6.1 Accuracy of Representations and Warranties 43 6.2 Exxon Consent to Assignment of Dealer Supply Agreements 43 6.3 Delivery of Documents 43 7 CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS 44 7.1 Accuracy of Representations and Warranties 44 7.2 Performance of Obligations 44 7.3 Delivery of Purchase Price and Documents 44 7.4 Hart-Scott-Rodino Act Compliance 44 8 INDEMNIFICATION 44 8.1 Indemnification by the Seller 44 8.2 Indemnification by the Buyer 45 8.3 Liquidated Damages for Debranding 45 9 CLOSING 46 9.1 Closing Date 46 9.2 Items to be Delivered by the Seller 47 9.3 Items to be Delivered by the Buyer 48 9.4 Property Taxes; Rents; Assessments; Utilities 49 9.5 Title Insurance, Transfer Taxes 49 9.6 Other Closing Costs 49 9.7 Escrow Provisions 49 10 TERMINATION 51 10.1 General 51 10.2 Post-Termination Obligations; Deliverables 52 10.3 No Liabilities in Event of Termination 52 11 EXXON MOBIL INSURANCE 53 11.1 ExxonMobil Policies 53 11.2 No Coverage and No Claims 53 11.3 Waiver of Subrogation 53 12 MISCELLANEOUS 53

TABLE OF CONTENTS (continued) Page -iii- 405143413v6 12.1 Publicity 53 12.2 Assignment 53 12.3 Parties in Interest 54 12.4 Amendment 54 12.5 Waiver 54 12.6 Notice 54 12.7 Expenses 55 12.8 Section Headings; Table of Contents 55 12.9 Severability 55 12.10 No Strict Construction 55 12.11 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial 56 12.12 No Brokers 56 12.13 Further Assurances 56 12.14 Confidentiality 56 12.15 Entire Agreement 57 12.16 Counterparts 57

405143413v6 EXHIBITS Exhibit A-1 Fee Properties Exhibit A-2 NY Getty Unitary Lease Properties Exhibit A-3 MD Getty Unitary Lease Properties Exhibit A-4 Individually Leased Properties Exhibit A-5 Dealer-Owned Service Stations Exhibit B-1 PMPA Franchise Agreements Exhibit B-2 CA Agreements Exhibit B-3 Third-Party Leases Exhibit B-4 Individual Leases Exhibit C Allocation of Purchase Price Exhibit D Reimbursement Agreements Exhibit E Properties Subject to 7-Eleven Leases Exhibit F-1 Form of Bargain and Sale Deed Exhibit F-2 Form of Special Warranty Deed Exhibit G-1 Form of Assignment and Assumption of Getty Unitary Lease Properties Agreement Exhibit G-2 Form of Assignment and Assumption of Individual Leases Exhibit H-1 Form of Bill of Sale Exhibit H-2 Form of UST Bill of Sale Exhibit I-1 Form of Assignment of PMPA Franchise Agreements and Dealer Supply Agreements Exhibit I-2 Reserved Exhibit I-3 Form of Assignment of Mobil Supply Agreements and Plenti Agreements Exhibit I-4 Form of Assignment of Remediation Contracts Exhibit I-5 Form of Assignment of Reimbursement Agreement Exhibit I-6 Form of Assignment of Third-Party Leases Exhibit J Form of Post-Closing Escrow Agreement Exhibit K Base Volume Schedule 1.2(a) Operator Security Deposits Schedule 1.2(b) Individual Lease Security Deposits Schedule 2.2(b)(iii) Landlord Consents to be Requested by Seller Schedule 2.2(k) Transferred Employees Schedule 3.1(c) Litigation Schedule 3.1(d) Violations of Law Schedule 3.1(e) Lack of Title Schedule 3.1(f) Use or Occupancy Agreements Schedule 3.1(g) Ineffective Assumed Contracts or Leases Schedule 8.5 Incremental Volume Requirements

405143413v6 SALE AND PURCHASE AGREEMENT THIS SALE AND PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 9, 2015 (the “Effective Date”), by and among Liberty Petroleum Realty, LLC, a Delaware limited liability company (“Liberty”), East River Petroleum Realty, LLC, a Delaware limited liability company (“East River”), Big Apple Petroleum Realty, LLC, a Delaware limited liability company (“Big Apple”, and together with Liberty and East River, the “NY Seller”), Anacostia Realty, LLC, a Delaware limited liability company (“Anacostia”), Mount Vernon Petroleum Realty, LLC, a Delaware limited liability company (“Mount Vernon”), DAG Realty, LLC, a Delaware limited liability company (“DAG”) and White Oak Petroleum, LLC, a Delaware limited liability company (“White Oak”, and together with Anacostia, Mount Vernon and DAG, the “MD Seller.” The MD Seller and the NY Seller are collectively referred to herein as the “Seller”), and Global Partners LP, a Delaware limited partnership (together with any assignee permitted by the terms of this Agreement, the “Buyer”). WHEREAS, the Seller owns and/or leases certain service station properties located in the State of New York and the State of Maryland and identified on Exhibits A-1, A-2, A-3 and A-4, which it intends to sell or assign to the Buyer, and which the Buyer intends to purchase or assume from the Seller, in accordance with the terms of this Agreement; WHEREAS, the Seller is party to certain supply agreements and/or franchise agreements identified on Exhibit B-1 attached hereto with (i) dealers at the service stations owned or controlled by the Seller, and (ii) dealers operating dealer-owned service stations, all of which are identified on Exhibit A-5, which agreements the Seller intends to assign to the Buyer, and the Buyer intends to assume from the Seller, in accordance with the terms of this Agreement; WHEREAS, the Seller is a party to certain agreements with commissioned agents for the operation of certain service stations owned or ground leased by the Seller, which agreements are identified on Exhibit B-2 attached hereto (the “CA Agreements”); WHEREAS, the Seller is a party to certain other leases to third-parties at the service station properties, which are identified on Exhibit B-3 attached hereto, including, without limitation, the 7-Eleven Leases (hereinafter defined) (the “Third-Party Leases”); and WHEREAS, the Seller owns certain assets associated with the marketing operations of the service station properties, including contract rights, equipment, improvements and other personal property, which it intends to assign or sell incident to this transaction, and the Buyer intends to assume or purchase the same from the Seller in accordance with the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

2 1. RECITALS AND DEFINITIONS 1.1 Recitals. The Parties (as hereinafter defined) acknowledge that the above Recitals to this Agreement are true and correct and agree that the same are incorporated by reference into the body of this Agreement. 1.2 Definitions. Capitalized terms used in this Agreement but not defined in the Sections in which such terms first appear shall have the meanings set forth below: “7-Eleven” shall mean 7-Eleven, Inc., a Texas corporation. “7-Eleven Leases” shall have the meaning set forth in Section 2.9. “Affiliate” shall mean with respect to any Person (as hereinafter defined), any Person which or who directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” will be inferred conclusively from the power to (i) vote more than 50% of the voting shares or comparable voting interests, or (ii) influence directly or indirectly the direction, management or policies of a Person. “Agreement” shall have the meaning set forth in the preamble of this Agreement. “Anacostia” shall have the meaning set forth in the preamble of this Agreement. “Arcadis Claim” shall mean all Claims related to the Properties described or otherwise addressed in (a) the April 8, 2014 request for mediation, sent by Gordon & Rees LLP to JAMS on behalf of the NY Remediation Contractor, or (b) the NY Remediation Contractor’s September 11, 2014 Demand for Arbitration Before JAMS. “Assumed Contracts” means the PMPA Franchise Agreements, the Dealer Supply Agreements, the Mobil Supply Agreements (if assumed by the Buyer pursuant to Section 2.2(g) below), the Plenti Agreements (if assumed by the Buyer pursuant to Section 2.2(g) below), the Remediation Contracts, the CA Agreements, the Third-Party Leases and any Transferrable Licenses or the Cybera Agreement (solely with respect to the Properties), if applicable, and each BIP Agreement (except to the extent that ExxonMobil agrees in writing to terminate any such BIP Agreement and release the Seller and the Seller’s members and affiliates from any contingent or other repayment obligation thereunder). “Assumed Liabilities” shall have the meaning set forth in Section 2.1(b). “Base Volume” shall mean the volumes shown on Exhibit K. “Big Apple” shall have the meaning set forth in the preamble of this Agreement. “Bill of Sale” shall have the meaning set forth in Section 2.2(c). “BIP Agreements” shall mean those certain ExxonMobil Oil Corporation (ExxonMobil) Branded Wholesale Brand Incentive Program (BIP) Agreements and related documents executed by Seller and ExxonMobil relating to the Properties.

3 “BOS” shall have the meaning set forth in Section 2.3(c). “Branded Fuel” shall mean motor fuel branded with a name or trademark owned or controlled by ExxonMobil (as hereinafter defined) or Motiva (as hereinafter defined), as the case may be. “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law (as hereinafter defined) to be closed. “Buyer” shall have the meaning set forth in the preamble to this Agreement. “Buyer’s Closing Proceeds” shall have the meaning set forth in Section 2.4. “Buyer Notice” shall have the meaning set forth in Section 4.4(a). “Buyer Parties” shall have the meaning set forth in Section 4.5(c). “CA Agreements” shall have the meaning set forth in the Recitals of this Agreement. “Claim” shall have the meaning set forth in Section 4.5(c). “Closing” shall have the meaning set forth in Section 9.1. “Closing Date” shall have the meaning set forth in Section 9.1. “Commitments” shall have the meaning set forth in Section 4.4. “Conditions to Buyer’s Obligations to Close” shall have the meaning set forth in Article 6. “Contamination” shall mean the presence at, on, under, or originating or migrating from any Property (as hereinafter defined) of any chemical, compound, material, substance or other matter that: (a) is a flammable, corrosive, explosive, hazardous, toxic or regulated material, substance or waste, or other injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials, including, but not limited to asbestos, hydrocarbons, petroleum, petroleum additives, petroleum products, natural gas or gas compounds, volatile or semi-volatile organic or chemical compounds, methyl tertiary butyl ether, polychlorinated biphenyls, herbicides, insecticides, or fungicides, or metals; or (b) is controlled, designated in, regulated or governed by any Environmental Law (as hereinafter defined). “Contamination” also shall include any previously unknown Contamination, and any increase in existing Contamination or previously unknown Contamination. “Covered Contamination” shall mean Contamination of a specific type and amount that satisfies all of the following conditions: (a) was disclosed in the Evaluations (as hereinafter defined); (b) existed at, on, under, or originated or migrated from a Property prior to the Closing Date; (c) was caused by, resulted from or arose from ExxonMobil’s operations prior to the Seller’s acquisition of the NY Fee Properties, the Getty Unitary Lease Properties and the Individually Leased Properties from ExxonMobil; and (d) is required to be remediated to

4 industrial/commercial standards by a Governmental Entity (as hereinafter defined) pursuant to Environmental Law. “Cybera” shall mean Cybera, Inc., a Delaware corporation. “Cybera Agreement” shall mean that certain Master Agreement, dated June 4, 2010, between Cybera and Capitol Petroleum Group, LLC, for provision of services at the Properties. “DAG” shall have the meaning set forth in the preamble of this Agreement. “DAG ExxonMobil SPA” shall mean that certain Agreement of Purchase and Sale, dated as of December 19, 2008, between ExxonMobil, as seller, and DAG Enterprises, Inc., as buyer, as the same was amended and assigned from time to time. “DAG Suppliers” shall mean DAG Petroleum Suppliers, Inc., a District of Columbia corporation. “Data Site” shall have the meaning set forth in Section 3.4. “Dealer-Owned Service Station” or “DOSS” shall mean a dealer owned and operated service station, as identified on Exhibit A-5, whose dealer has entered into a Dealer Supply Agreement with the Seller. “Dealer Supply Agreements” shall mean those agreements governing the supply of Branded Fuel to the Dealer-Owned Service Stations, which are more particularly described on Exhibit B-1 attached hereto. “Deductible” shall have the meaning set forth in Section 8.1(b)(i). “Deeds” shall have the meaning set forth in Section 2.2(a). “Deposit” shall have the meaning set forth in Section 2.5(a). “Dropped Leased Property” shall have the meaning set forth in Section 2.2(b)(iii). “Dropped Title Property” shall have the meaning set forth in Section 4.4(a). “East River” shall have the meaning set forth in the preamble of this Agreement. “Effective Date” shall have the meaning set forth in the preamble of this Agreement. “Engineering and Institutional Controls” shall mean those restrictions and requirements imposed by the Seller (only to the extent required pursuant to the terms of the Remediation Agreements in order to obtain NFR Status or the ExxonMobil Deeds (as hereinafter defined)), ExxonMobil (to the extent set forth in the ExxonMobil Deeds) or any Governmental Entity with respect to activities on and/or the use of the Properties, including, without limitation, easements, paving caps, engineered barriers, groundwater restrictions, environmental land use controls, restrictive covenants, well drilling prohibitions, zoning restrictions, special building permit requirements, deed notices, and registration of sites containing Contamination.

5 “Environmental Law” shall mean any and all federal, state, or local laws, statutes, ordinances, rules, decrees, orders, or regulations relating to the environment, hazardous substances, materials, or waste, toxic substances, pollutants, or words of similar import, or environmental conditions at, on, under, or originating or migrating from the Properties, or soil, water and groundwater conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Toxic Substances Control Act, as amended, 15. U.S.C. § 2601, et seq., the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., any amendments to the foregoing, and any similar federal, state or local laws, statutes, ordinances, rules, decrees, orders or regulations. “Environmental Liabilities” shall mean any and all obligations, responsibilities and liabilities under Environmental Law with respect to the Purchased Assets, including, but not limited to, with respect to Contamination and Covered Contamination and the performance of Remediation Activities to achieve the applicable cleanup standard and to achieve and maintain NFR Status (as hereinafter defined) with respect to such Contamination, whether pre-existing the date hereof or occurring subsequent thereto. “Equipment” shall mean all of the Seller-owned assets, other than land and buildings, located at the Properties as of Closing. Equipment may include product dispensers, pumps, air compressors, lifts and convenience store coolers. “Escrow Account” shall have the meaning set forth in Section 2.4. “Estimated Inventory Purchase Price” shall have the meaning set forth in Section 2.2(j). “Evaluations” shall have the meaning set forth in Section 5.2. “Excluded Assets” shall have the meaning set forth in Section 2.3. “Excluded Contamination” shall mean any Contamination that is not Covered Contamination. “Excluded Liabilities” shall have the meaning set forth in Section 2.1(c). “Extension Deposit” shall have the meaning set forth in Section 9.1(a). “ExxonMobil” shall mean ExxonMobil Oil Corporation and/or ExxonMobil Corporation. “ExxonMobil Deeds” shall mean the deeds pursuant to which ExxonMobil conveyed the NY Fee Properties, the MD Individually Leased Properties and the Getty Unitary Lease Properties to the Seller. “ExxonMobil Captive Insurers” shall have the meaning set forth in Section 11.1. “ExxonMobil Policies” shall have the meaning set forth in Section 11.1.

6 “Fee Properties” shall mean the service station properties identified on Exhibit A-1 and owned by the Seller, including the land, the buildings, and all other improvements or appurtenances located on, under or over the Properties owned by the Seller. “Getty Guarantor” shall mean Eyob Mamo. “Getty Guaranties” shall have the meaning set forth in Section 2.2(b)(i). “Getty Realty Companies” shall mean MD Getty Realty Company and NY Getty Realty Company. “Getty Unitary Leases” shall mean the MD Getty Unitary Lease and the NY Getty Unitary Lease. “Getty Unitary Lease Properties” shall mean the service station properties identified on Exhibit A-2 and Exhibit A-3 as being leased by the Seller from Getty Realty Companies pursuant to the Getty Unitary Leases, including the land, the buildings, and all other improvements or appurtenances located on, under or over the Properties that are leased by the Seller pursuant thereto. “Global NDA” shall mean, together, that certain letter agreement from Raymond James to and countersigned by Global Companies, LLC, dated as of November 17, 2014, in connection with Buyer’s bid for the Purchased Assets in New York and that certain letter agreement from Raymond James to and countersigned by Global Companies, LLC, dated as of December 23, 2014, in connection with Buyer’s bid for the Purchased Assets in Maryland. “Governmental Entity” shall mean any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, local, foreign or other, including, but not limited to, an authority responsible for the administration or collection of any tax; a body or self-regulating entity responsible for the administration of Environmental Laws; a body or self-regulating entity responsible for any or all parts of the energy sector; and a body or self-regulating entity responsible for planning and related legislative activities. “Governmental Entity” includes any person appointed by any of the foregoing to carry out an investigation or an inquiry. “Government Reimbursement Fund” shall mean a fund administered by a Governmental Entity responsible for considering and issuing reimbursement for certain eligible Remediation Activities. “Hart-Scott-Rodino Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the relevant rules and regulations thereunder. “Incremental Volume Requirements” shall have the meaning given to such term in Section 8.5. “Indemnity Expiration Date” shall have the meaning given to such term in Section 8.1(c).

7 “Individual Leases” shall mean those certain leases pursuant to which the Individually Leased Properties (as hereinafter defined) are leased by the Seller from third party landlords other than Getty Realty Companies, which Individual Lease are identified on Exhibit B-4 attached hereto. “Individually Leased Properties” shall mean the service station properties identified on Exhibit A-4 as being leased by the Seller from third party landlords other than Getty Realty Companies, including the land, the buildings, and all other improvements or appurtenances located on, under or over the Properties that are leased by the Seller. “Individual Lease Security Deposits” shall mean the security deposits and letters of credit held by the landlords under the Individual Leases, which are more particularly described on Schedule 1.2(b) attached hereto. “Intellectual Property” shall mean: (a) all registered trademarks, service marks, trade dress, logos and trade names, including all goodwill associated therewith and all active applications, registrations and renewals in connection therewith, (b) all trade secrets and confidential business information (including know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, and business and marketing plans and proposals), and (c) all copies and tangible embodiments thereof (in whatever form or medium, including, without limitation, signs located at the service stations). “Inventory” shall mean the quantity of saleable petroleum, diesel and kerosene in underground and aboveground storage at the Properties, expressed in gallons, as of the Closing. For purposes of determining Inventory, “saleable” shall mean conforming to the octane, brand and applicable requirements for sales of petroleum products from the Equipment at the Properties. “Law” shall mean any federal, state, local, foreign or other statute, law, ordinance, treaty, rule or regulation. “Leases” shall mean, collectively, the Getty Unitary Leases and the Individual Leases. “Leased Properties” shall mean, collectively, the Getty Unitary Lease Properties and the Individually Leased Properties. “Liability” or “Liabilities” shall mean and include any direct or indirect liability or obligation that a person owes to or at the behest of any other party, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, whether called a liability, obligation, indebtedness, guaranty, endorsement, claim or responsibility or otherwise. “Liberty” shall have the meaning set forth in the preamble of this Agreement. “Liberty/East River ExxonMobil SPA” shall mean that certain Sale and Purchase Agreement, Retail Marketing Assets, Boroughs of Manhattan, Bronx and Queens, New York, dated as of July 29, 2010, between ExxonMobil, as seller, and Liberty, as buyer, and that certain

8 Sale and Purchase Agreement, Retail Marketing Assets, Boroughs of Manhattan, Bronx and Queens, New York, dated as of July 29, 2010, between ExxonMobil, as seller, and East River, as buyer. “Loss” shall mean (i) all debts, liabilities and obligations owed to or at the behest of any other person or entity, (ii) all losses, damages, judgments, awards, penalties and settlements, (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid, and (iv) all costs and expenses (including interest (but excluding prejudgment interest in any litigated or arbitrated matter other than that payable to a third party), court costs and reasonable fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing but shall exclude, in each of subclauses (i) through (iv) above, incidental damages, consequential damages, lost profits, damages based upon diminution in the value of the Purchased Assets (as hereinafter defined) or any multiples of revenue or earnings, punitive damages and damages arising from changes in any Law occurring after the date of this Agreement. Further, in calculating Losses, the materiality qualifiers set forth in any representations, warranties, or any updated disclosure provided with respect thereto between execution of this Agreement and Closing, or any other sections of this Agreement, shall not be included for the purposes of such calculations. “Market Withdrawal” shall mean a determination by ExxonMobil or its respective Affiliates to withdraw the marketing of Branded Fuels in any geographic area in which a Property is located. “Material Defect” shall have the meaning set forth in Section 4.4. “Materially Damaged Property” shall have the meaning set forth in Section 4.8. “Material Structural Defect” shall mean any structural defect to any buildings or site improvements located at the Properties, excluding the Tanks and related pipes, lines and systems, that would require a Property to be closed for business for more than forty-eight (48) hours in order to repair. “MD Fee Property” means each of the Fee Properties located in the State of Maryland and “MD Fee Properties” means collectively the Fee Properties located in the State of Maryland. “MD Getty Realty Company” shall mean GTY MD Leasing, Inc., a Delaware corporation. “MD Getty Unitary Lease” shall mean that certain Unitary Net Lease Agreement by and between MD Getty Realty Company, as lessor, and White Oak, as lessee, dated as of September 25, 2009, and that certain First Amendment to Unitary Net Lease Agreement, dated June 30, 2010. “MD Mobil Supply Agreements” shall mean the Distributor PMPA Franchise Agreement (Exxon Branded Distributor) by and between ExxonMobil and Anacostia, executed as of June 16, 2009, and the Distributor PMPA Franchise Agreement (Exxon Branded Distributor) by and between ExxonMobil and Mount Vernon, executed as of July 29, 2009.

9 “MD Seller” shall have the meaning set forth in the preamble of this Agreement. “MD Remediation Contractor” shall mean Kleinfelder East, Inc., a California corporation. “MD Remediation Contract” shall mean the Master Services Agreement for Environmental Services, dated as of September 25, 2009, between Remediation Contractor and DAG Enterprises, Inc., and its assignee White Oak. “Mobil Supply Agreements” shall mean the White Oak Mobil Supply Agreement and the NY Mobil Supply Agreements. “Mount Vernon” shall have the meaning set forth in the preamble to this Agreement. “Motiva” shall mean Motiva Enterprises, LLC. “Motiva Branding Agreement” shall mean that certain Brand Retention and RVI Conversion Agreement, between Motiva and DAG Suppliers, dated February 26, 2004. “Motiva Properties Purchase Price” shall have the meaning set forth in Section 2.1(d). “Motiva Supply Agreement” shall mean the Wholesale Marketer Agreement by and between Motiva and DAG Suppliers, dated January 1, 2009, as amended by that certain letter agreement, dated as of July 17, 2014, and as the same may be further amended or extended from time to time, pursuant to which the MD Fee Properties are supplied Motiva Branded Fuel. “NFR Status” shall mean that no further Remediation Activity is required to meet industrial/commercial standards as determined in writing by the Governmental Entity having jurisdiction over the applicable Property, the Remediation Activities or other applicable industrial/commercial state standards. “NY Fee Properties” shall mean the Fee Properties located in the State of New York. “NY Getty Realty Company” shall mean GTY-CPG (QNS/BX) Leasing, Inc., a Delaware corporation. “NY Getty Unitary Lease” shall mean that certain Unitary Net Lease Agreement by and between NY Getty Realty Company, as lessor, and Big Apple, as lessee, dated as of May 9, 2013. “NY Mobil Supply Agreements” shall mean the ExxonMobil Oil Corporation Branded Wholesaler PMPA Franchise Agreement (Mobil Branded Wholesaler) by and between ExxonMobil and East River, dated as of November 9, 2010, and the ExxonMobil Oil Corporation Branded Wholesaler PMPA Franchise Agreement (Mobil Branded Wholesaler) by and between ExxonMobil and Liberty, dated as of November 9, 2010, pursuant to which all of the NY Fee Properties and the Properties in New York that are leased by Seller under the NY Getty Unitary Lease or Individual Leases are currently supplied Mobil Branded Fuel. “NY Seller” shall have the meaning set forth in the preamble of this Agreement.

10 “NY Remediation Contractor” shall mean Arcadis U.S., Inc., a Delaware corporation. “NY Remediation Contracts” shall mean, collectively, that certain Fixed Price Master Services Agreement between the Remediation Contractor and East River, dated as of November 15, 2010, that certain Fixed Price Master Services Agreement between the Remediation Contractor and Liberty, dated as of November 15, 2010, that certain Cooperation Agreement between East River and Big Apple (and joined by NY Getty Realty Company), dated as of May 9, 2013, and that certain Cooperation Agreement between Liberty and Big Apple (and joined by NY Getty Realty Company), dated as of May 9, 2013, in each case together with any amendments or addenda thereto. “Operator Security Deposits” shall mean the security deposits posted by the dealers under the PMPA Franchise Agreements, the commissioned agents under the CA Agreements and the dealers under the Dealer Supply Agreements that are held by the Seller, which are more particularly described on Schedule 1.2(a) attached hereto. “Operator Security Deposit Credit” shall have the meaning set forth in Section 2.2(d). “Orphaned Tank” shall mean a Tank (as hereinafter defined), whether maintained or unmaintained, that is located at a Property at the time of Closing and no longer in service and whether or not listed on the UST Bill of Sale. “Party” or “Parties” shall mean the Buyer and the Seller, as the case may be. “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof. “Personal Property” shall mean all of the Seller’s personal property located at the Properties as of the Effective Date and/or any interest in such property, subject to the rights of any landlords under any lease agreement; provided, however, that “Personal Property” shall not include any Intellectual Property of the Seller. “Personal Property” shall include all remediation equipment, monitoring wells, and Tanks located at, on or under the Properties. “Plenti Agreements” shall mean, collectively, that certain Plenti Coalition Loyalty Program Participation Agreement between ExxonMobil and East River, dated as of September 24, 2014 and that certain Plenti Coalition Loyalty Program Participation Agreement between ExxonMobil and Liberty, dated as of September 24, 2014, each entered into pursuant to the applicable NY Mobil Supply Agreements, and that certain Plenti Coalition Loyalty Program Participation Agreement between ExxonMobil and White Oak, dated as of September 24, 2014, entered into pursuant to the White Oak Mobil Supply Agreement. “PMPA” shall mean the Petroleum Marketing Practices Act, 15 U.S.C. § 2801 et seq. “PMPA Franchise Agreements” shall mean, collectively, lease or sublease agreements, franchise agreements, motor fuels sales agreements, including dealer supply agreements and other agreements between the Seller and franchise dealers establishing a “franchise relationship,” as that term is defined in the PMPA.

11 “Portfolio” shall have the meaning set forth in Section 2.9. “POS” shall have the meaning set forth in Section 2.3(b). “Post-Closing Escrow” shall have the meaning given to such term in Section 8.1(c). “Post-Closing Escrow Agreement” shall mean the agreement governing the Post-Closing Escrow, which shall be substantially in the form of Exhibit J attached hereto. “Prior Exxon Owners” shall have the meaning set forth in Section 11.1. “Project Completion” with respect to the Properties, shall mean achieving NFR Status for Covered Contamination, or otherwise achieving closure in accordance with Environmental Law with respect to the Covered Contamination. “Properties” shall mean the Fee Properties and the Leased Properties. “Property Materials” shall have the meaning set forth in Section 10.2(b). “Purchase Price” shall have the meaning set forth in Section 2.4. “Purchased Assets” shall mean, collectively, the Fee Properties, the Leases, the Assumed Contracts, the Personal Property and the Equipment to be transferred to the Buyer pursuant to the terms of this Agreement, and all station level environmental “red books” and related materials. “Ragone Agreements” shall mean, collectively, (i) that certain Master Agreement, dated as of February 11, 2014, between East River, Big Apple, John Ragone (“Ragone”), the Ragone Companies, 66-15 JR Realty, Corp., and 73-13 JR Realty Corp.; (ii) that certain Third Lien Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 5, 2014, and made by 73-13 JR Realty Corp., as mortgagor, in favor of East River, as mortgagee, (iii) that certain Promissory Note made by Ragone, the Ragone Companies, 66-15 JR Realty, Corp., 73- 13 JR Realty Corp. and Maspeth Auto Care, Inc., 15th and 19th Street Auto Care, Inc., and 20th Auto Care, Inc., as maker, in favor of East River, in the principal amount of $626,572.15, dated February 5, 2014 (the “Ragone Note”); (iv) that certain Second Lien Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 5, 2014, made by 66-15 JR Realty, Corp., in favor of East River; (v) that certain personal Guaranty, dated as of February 5, 2014, made by Ragone, as guarantor, in favor of East River; (vi) all other documents evidencing or securing the debt owed by Ragone evidenced by the Ragone Note. “Released Parties” shall have the meaning set forth in Section 5.8(a). “Remediation Activities” shall mean any investigation (including, without limitation, any site investigation), study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (whether active or passive), natural attenuation, bioremediation, response, treatment, cleanup or abatement work, operations and maintenance, Engineering or Institutional Controls, whether on-site or off-site, of Contamination to achieve NFR Status.

12 “Remediation Contractors” shall mean the MD Remediation Contractor and the NY Remediation Contractor. “Remediation Contracts” shall mean the MD Remediation Contract and the NY Remediation Contracts. “Removal Limit” shall have the meaning set forth in Section 4.4(a). “Seller” shall have the meaning set forth in the preamble to this Agreement. “Seller’s Environmental Obligations” shall have the meaning set forth in Section 5.7(b). “Seller Related Parties” shall have the meaning set forth in Section 4.5(c). “Seller’s Retained Liabilities” shall mean the following liabilities and obligations of Seller arising out of the conduct of the Seller’s business or the Seller’s use of any of the Purchased Assets prior to the Closing Date: (i) liabilities and obligations of the Seller to third-parties relating to the Purchased Assets that occurred prior to Closing, including, without limitation, trade payables; (ii) liabilities and obligations of the Seller to third-parties relating to the Purchased Assets arising prior to Closing under any contract or agreement, including the Assumed Contracts; (iii) liabilities and obligations for which Seller is not expressly released pursuant to this Agreement relating to any litigation, mediation, arbitration, claim, investigation or proceeding pending prior to the Closing Date or filed thereafter based upon events occurring or existing at the Purchased Assets prior to the Closing Date and relating to the Seller, the Seller’s operation of its business at the Purchased Assets prior to Closing, the Seller’s ownership, possession, use, operation, sale or other disposition of the Purchased Assets at or prior to the Closing; (iv) all liabilities or obligations of the Seller for any real estate, personal property, income or capital gains taxes assessed against the Properties or against the Seller related to the Properties relating to the period of the Seller’s ownership and operation of the Properties; (v) the Arcadis Claim, but not any other obligation or liability arising under the Remediation Contracts; (vi) all liabilities and obligations relating to employee benefits, compensation or other arrangements with respect to the Transferring Employee arising prior to the Closing Date. “Shared Recordation Costs” shall have the meaning set forth in Section 9.5.

13 “Side Letter” shall have the meaning set forth in Section 8.5. “Tanks” shall mean the underground and above ground storage tanks and associated lines and piping used or formerly used for the storage of petroleum products and located on or under the surface of the Properties. “Tax” or “Taxes” shall mean any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person. “Tax Return” shall mean any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form, attachment or amendment. “Third-Party Leases” shall have the meaning set forth in the Recitals of this Agreement. “Title Company” shall mean Stewart Title Guaranty Company. “Title Objection Date” shall have the meaning set forth in Section 4.4. “Trademark” shall mean petroleum related service marks, trademarks, logos, emblems, trade dress, applications for registration of marks, mark registrations, and other indicia of origin, including the names and marks EXXON, EXXONMOBIL, ESSO, the Tiger Design, the Pegasus Design, MOBIL, Shell, Motiva and such other names, domain names, marks, logos, emblems, trade dress, and other indicia of origin as ExxonMobil or its Affiliates or Motiva or its Affiliates may from time to time own in connection with the marketing and or sale of petroleum products and associated services. “Transaction” shall mean, collectively, the transactions contemplated by this Agreement. “Transferred Employees” shall have the meaning set forth in Section 2.2(k). “Transferrable Permits” shall have the meaning set forth in Section 2.8. “UST Bill of Sale” shall have the meaning set forth in Section 2.2(c). “White Oak” shall have the meaning set forth in the preamble of this Agreement. “White Oak Mobil Supply Agreement” shall mean the Distributor PMPA Franchise Agreement (Exxon Branded Distributor) by and between ExxonMobil and White Oak, executed as of September 24, 2009.

14 Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number, and vice versa. 2. TRANSFER AND SALE 2.1 Sale and Purchase; Assignment and Assumption. (a) Purchased Assets. At Closing, and subject to the terms and conditions of this Agreement, the Seller will sell, assign, convey and transfer to the Buyer, and the Buyer shall purchase, assume and accept from the Seller all of the Seller’s assignable and transferable right, title and interest in and to the Purchased Assets. (b) Assumed Liabilities. At Closing, and subject to the terms and conditions of this Agreement, the Seller will assign to the Buyer and the Buyer shall assume from the Seller and discharge all of the following: (i) all Liabilities of any kind and nature of the Seller and its Affiliates with respect to the Purchased Assets arising from and after the Closing, but excluding Environmental Liabilities; (ii) all Environmental Liabilities (other than the Seller’s Environmental Obligations); (iii) all debts, liabilities and obligations arising out of or related to the ownership or operation of the Purchased Assets arising from and after Closing; (iv) any and all obligations under the Assumed Contracts arising from and after Closing; (v) any defaults in payment obligations arising from and after Closing with respect to the Purchased Assets collateralized by any Seller or any person or entity on behalf of Seller; (vi) all liabilities and obligations relating to employee benefits, compensation or other arrangements with respect to the Transferred Employees arising on or after the Closing Date; (vii) the Incremental Volume Requirements set forth on Schedule 8.5 attached hereto; (viii) all liabilities and obligations of the Seller under the DAG ExxonMobil SPA as they relate to the Properties (and not to other properties acquired by MD Sellers under the DAG ExxonMobil SPA) and the Liberty/East River ExxonMobil SPA; and (ix) except as otherwise set forth in Section 9.5 with respect to transfer taxes, all Liabilities for Taxes relating to the Purchased Assets or the Assumed Liabilities for any taxable period commencing on or after the Closing Date and any other Taxes for which Buyer is liable under this Agreement (collectively, the “Assumed Liabilities”); provided, however, that Assumed Liabilities shall not include any Liability to the extent it is an Excluded Liability. (c) Excluded Liabilities. The Buyer shall not assume and shall not be liable or responsible for the following (collectively, the “Excluded Liabilities”): (i) the Seller’s Environmental Obligations. Except for the Seller’s Environmental Obligations, the Buyer acknowledges that no Liability arising out of, in connection with, or related to the environmental condition of the Properties, Contamination or any Remediation Activities or Environmental Liabilities (which are expressly assumed by the Buyer pursuant to this Agreement) will be asserted as or deemed to be an Excluded Liability;

15 (ii) Liabilities arising from or relating to accounts payable, notes payable and other similar payables (other than Environmental Liabilities and any other Liabilities transferred hereunder) with respect to the Purchased Assets to the extent attributable to periods before the Closing; (iii) Seller’s Retained Liabilities; (iv) Third party personal injury and property damage claims arising from an occurrence before Closing; (v) all Liabilities for Taxes relating to the Purchased Assets for any taxable period prior to the Closing Date and any other Taxes for which Seller is liable under this Agreement; (vi) Any fines or penalties of a fixed monetary amount relating to violation of Law pertaining to the Purchased Assets relating to periods of time prior to the Closing Date (provided that the Seller shall not be obligated to cure any such violations prior to the Closing Date and the Buyer shall assume any liability relating to such violations arising from and after the Closing Date). The violations of Law referred to in this Section 2.1(c)(vi) shall include violations of the PMPA arising prior to the Closing Date, but shall not include any allegation that the transactions contemplated under this Agreement violate the terms of the PMPA. (d) Motiva Purchase Rights. The Parties acknowledge that the MD Fee Properties are subject to certain purchase options in favor of Motiva pursuant to the Motiva Supply Agreement and the Motiva Branding Agreement. Promptly after execution of this Agreement by the Buyer and the Seller, the Seller shall provide Motiva with all required notices of the sale in accordance with the terms of the Motiva Supply Agreement and the Motiva Branding Agreement. Seller and Buyer will cooperate in seeking Motiva’s waiver or declination of its purchase option promptly following the delivery of such required notices, and shall coordinate discussions with Motiva in connection therewith. If Motiva exercises a purchase option to purchase any one or all of the MD Fee Properties, then each of such MD Fee Properties, as applicable, shall be removed from this Agreement and the Purchase Price shall be reduced by the amount of the allocated Purchase Price for each of such MD Fee Properties set forth on Exhibit C (the “Motiva Properties Purchase Price”). The foregoing notwithstanding, if Motiva fails to close on the sale and purchase of any of the MD Fee Properties for which Motiva has exercised a purchase option, for any reason whatsoever, whether before or after the Closing Date, the Seller shall have the option, exercisable in its sole and absolute discretion and by delivering written notice of such election to the Buyer, to cause the Buyer to close on the purchase of such MD Fee Property at the Purchase Price allocated to such MD Fee Property on the same terms and conditions set forth in this Agreement (it being understood that the Buyer shall not be required to close on the purchase of such MD Fee Property as set forth in this sentence if this Agreement is terminated in its entirety). If the purchase agreement between Motiva and the Seller for the sale of any MD Fee Property terminates ten (10) days or more prior to the Closing Date, the Buyer

16 shall close on the purchase of such MD Fee Property on the Closing Date. If either (i) Motiva fails to respond to the notices from Seller within ten (10) days prior to the Closing Date, or (ii) the purchase agreement between Motiva and the Seller for the sale of a MD Fee Property terminates within ten (10) days prior to the Closing Date, and the Seller exercises its option to cause the Buyer to close on the purchase of such MD Fee Property as set forth in this Section 2.1(d), the Buyer shall close on the purchase of such MD Fee Property no later than ten (10) days after receiving written notice from the Seller of the Seller’s election to cause the Buyer to close on the purchase of such MD Fee Property. Notwithstanding the foregoing, in no event shall Buyer be required to close on the purchase of such MD Fee Property more than ninety (90) days after the Closing Date. 2.2 Transfer of Purchased Assets. (a) Fee Properties. The sale and transfer of the Fee Properties will be accomplished by the Seller’s delivery at Closing of one or more bargain and sale deeds for the NY Fee Properties substantially in the form attached as Exhibit F-1 and one or more special warranty deeds for the MD Fee Properties substantially in the form attached as Exhibit F-2 (collectively, the “Deeds”). (b) Leased Properties. (i) Getty Unitary Lease Properties. The assignment and transfer of the Getty Unitary Leases will be accomplished by the Parties’ execution on the Closing Date of one or two Assignment and Assumption of Getty Unitary Lease Agreements substantially in the form attached as Exhibit G-1. Any such Assignment and Assumption of Getty Unitary Lease Agreements will be made effective as of the Closing Date. The assignment and transfer of the Getty Unitary Leases will be subject to Getty Realty Companies agreement to release the Getty Guarantor from its obligations under that certain Continuing Guaranty (New York Lease), dated as of May 9, 2013, or that certain Continuing Guaranty, dated as of September 25, 2009 (together, the “Getty Guaranties”), and, if required, substitution of Buyer as a replacement guarantor, and such other amendments as Buyer and Seller have mutually agreed to seek in a written agreement prior to the Effective Date (collectively, the “Getty Amendments”). Seller and Buyer will reasonably cooperate in seeking Getty’s consent to the assignment and assumption of the Getty Unitary Leases as amended by the Getty Amendments, and shall coordinate discussions with Getty in connection therewith. (ii) Individually Leased Properties. The assignment and transfer of the Individually Leased Properties will be accomplished by the Parties’ execution on the Closing Date of one or more Assignment and Assumption of Individual Leases substantially in the form attached as Exhibit G-2. Any such Assignment and Assumption of Individual Leases will be made effective as of the Closing Date. The Buyer and the Seller shall cooperate to replace any letters of credit that are Individual Lease Security Deposits, and the Buyer shall reimburse the Seller at Closing for all cash Individual Lease Security Deposits shown on Schedule 1.2(b).

17 (iii) Consents to Transfer of Leased Properties. Except as otherwise set forth herein, the Seller will have no obligation to obtain any consent in connection with the assignment of any of the Leases. If a Lease to be assigned to the Buyer pursuant to this Agreement requires, either expressly or by law, the affirmative consent of the landlord under such Lease to legally effectuate an assignment thereof, then the Seller will request such landlord’s consent to the assignment in writing. If the Seller obtains such consent, the Seller shall provide notice thereof to the Buyer. If the Seller has not obtained such consent by the date which is fifteen (15) days prior to the Closing Date, the Seller will notify the Buyer thereof. In the event the Leased Property can be subleased to the Buyer without the consent of the landlord (or if the landlord’s right to withhold its consent is absolute in the case of assignments but subject to a reasonableness standard in the case of subleases), the Seller shall sublease the Leased Property to the Buyer for the duration of the lease period, including renewal terms. Only if the Leased Property cannot be assigned or subleased to the Buyer as provided herein, the Buyer may: (a) after notice to and consent of the Seller, which consent may be withheld for any reason whatsoever, use its own efforts to obtain such landlord’s consent to the extent such efforts do not create any additional liability to the Seller; (b) enter into a new lease with such landlord effective as of Closing Date so long as such landlord agrees to terminate the existing lease between such landlord and the Seller, and such landlord releases the Seller, effective as of the Closing Date, from any liability under such existing lease; or (c) remove such Leased Property from this Agreement (a “Dropped Leased Property”) and reduce the Purchase Price by the amount of the Purchase Price allocated to such Leased Property set forth on Exhibit C. The Seller shall exercise commercially reasonable efforts to obtain the landlord consents described on Schedule 2.2(b)(iii). The Seller shall request and exercise commercially reasonable efforts to obtain estoppel certificates with respect to each of the Leases which require landlord to deliver such certificates. (c) Personal Property and Equipment. The Seller’s conveyance and assignment of its interests in the Purchased Assets pursuant to this Agreement will include all of the Seller’s Personal Property and Equipment (including all of the Seller’s interest in remediation equipment, monitoring wells and Seller’s interest in any Tanks, located above, on or under the Properties as of the Closing Date), except as otherwise specified within this Agreement. The Personal Property (other than the Tanks) and Equipment will be identified on one or more Bills of Sale substantially in the form attached hereto as Exhibit H-1 (the “Bill of Sale”). The Seller’s interest in the Tanks shall be conveyed to the Buyer pursuant to one or more UST Bills of Sale (the “UST Bill of Sale”) substantially in the form attached hereto as Exhibit H-2. To the extent possible, Tanks will be identified on a UST Bill of Sale by number and size; provided that any Orphaned Tanks, whether or not specifically identified, shall convey with the Property. The Seller does not assume or retain any liability or responsibility related to any Tanks that may be discovered on the Properties following Closing, and such responsibility and Liability shall be transferred to and assumed by the Buyer as of Closing.

18 (d) Assignments of PMPA Franchise Agreements. At Closing, the Seller will assign and convey to the Buyer, and the Buyer shall assume and purchase from the Seller, all of the Seller’s assignable and transferable rights, title and interest in the PMPA Franchise Agreements and any collateral (including without limitation any key person or other personal guaranties in respect thereof) given by the station dealer or other operator and held by Seller to secure the obligations under such PMPA Franchise Agreements. The Assignment of PMPA Franchise Agreements and Dealer Supply Agreements shall be substantially in the form attached hereto as Exhibit I-1. At Closing, the Buyer shall receive a credit against the Purchase Price for the Operator Security Deposits listed on Schedule 1.2(a) attached hereto (the “Operator Security Deposit Credit”). (e) Assignments of Dealer Supply Agreements. At Closing, the Seller will assign and convey to the Buyer, and the Buyer shall assume and purchase from the Seller, all of the Seller’s assignable and transferable rights, title and interest in the Dealer Supply Agreements and any collateral (including without limitation any key person or other personal guaranties in respect thereof) given by the station dealer or other operator and held by Seller to secure the obligations under such Dealer Supply Contracts. The Dealer Supply Agreements shall be assigned pursuant to the Assignment of Franchise Agreements and Dealer Supply Agreements, substantially in the form of Exhibit I-1 attached hereto. (f) Assignments of Reimbursement Agreements. The Seller has entered into those certain Reimbursement Agreements with certain DOSS dealers listed on Exhibit A- 5. At Closing, the Seller will assign to the Buyer, and the Buyer shall assume, the Seller’s rights under the Reimbursement Agreements and any collateral (including without limitation any key person or other personal guaranties in respect thereof) given by the station dealer or other operator and held by Seller to secure the obligations under such Reimbursement Agreements. The Assignments of Reimbursement Agreements shall be substantially in the form attached hereto as Exhibit I-5. (g) Mobil Supply Agreements. At Closing, the Seller will assign and convey to the Buyer, and the Buyer shall assume and purchase from the Seller, all of the Seller’s assignable and transferable rights, title and interest in the NY Mobil Supply Agreements, the White Oak Mobil Supply Agreement and the Plenti Agreements. The Assignments of Mobil Supply Agreements and the Plenti Agreements shall be substantially in the form attached hereto as Exhibit I-3. In the alternative, at the option of ExxonMobil, the Buyer will enter into one or more new Branded Wholesaler PMPA Franchise Agreements and Plenti Coalition Loyalty Program Participation Agreements with ExxonMobil in lieu of the assignment referred to above, provided that ExxonMobil simultaneously releases the Seller and its members and affiliates from all of their liabilities and obligations under, or triggered by a termination of, the NY Mobil Supply Agreements, the White Oak Mobil Supply Agreement and the Plenti Agreements. Irrespective of the foregoing, if ExxonMobil does not require the Buyer to enter into such new agreements, and with respect to the Properties being sold and transferred by Mount Vernon and Anacostia hereunder, the Buyer, in its sole discretion and at its cost, but with Seller’s reasonable cooperation, may seek to enter into new Branded Wholesaler PMPA Franchise Agreements and Plenti Coalition Loyalty Program Participation Agreements or to amend

19 the existing Mobil Supply Agreements and Plenti Agreements with ExxonMobil for the Properties being sold and transferred by Mount Vernon and Anacostia, provided that entering into such amendments or new agreements shall not be a condition to Closing and further provided that such amendments or new agreements must be contingent upon ExxonMobil’s simultaneous release of the Seller and its members and affiliates from all of their liabilities and obligations under, or triggered by a termination of, the Mobil Supply Agreements and the Plenti Agreements and the other Branded Wholesaler PMPA Franchise Agreements and Plenti Coalition Loyalty Program Participation Agreements to which Mount Vernon and Anancostia are a party as such liabilities and obligations relate to the Purchased Assets. (h) Assignments of Third-Party Leases and CA Agreements. At Closing, the Seller will assign and convey to the Buyer, and the Buyer shall assume and purchase from the Seller, all of the Seller’s assignable and transferable rights, title and interest in the Third-Party Leases and the CA Agreements. The Assignments of Third-Party Leases and CA Agreements shall be substantially in the form attached hereto as Exhibit I-6. (i) Assignments of Remediation Contracts. The Remediation Contracts will be assigned to the Buyer at Closing pursuant to two (2) separate Assignment and Assumption of Remediation Contracts substantially in the form attached hereto as Exhibit I-4, one for the NY Remediation Contracts and one for the MD Remediation Contract. (j) Transfer of Inventory. The Seller shall provide to the Buyer within ten (10) days prior to Closing a reasonable estimate of the value of all of the Inventory. Purchaser shall pay at Closing a sum equal to such estimated value provided by the Seller (the “Estimated Inventory Purchase Price”). (i) On the Closing Date, the Seller shall take an inventory by volume at each location based on the automated tank system reading (Veeder Root) for each Tank and by product. (ii) The value and price of the Inventory will be the last delivered cost by grade by station, including product cost, applicable taxes and freight, as determined by the Seller’s most recent invoices for the same. (iii) Water and sediment in the tanks will be deducted from the gallons measured on physical “stick” measurements for each Tank taken by the Seller. The inventory volume will be adjusted for water and sediment inches (if any) and converted to gallons. All tank inventories shall be taken at ambient conditions and calculated at total observed volume using the automated tank reading system at the applicable Property. Buyer shall be entitled to have its representatives present, at Buyer’s expense, to observe the fuel inventory readings. (iv) Within thirty (30) days after Closing, the Seller shall provide the Buyer with an inventory reconciliation of the actual Inventory on hand as of the time of Closing and either invoice the Buyer for the balance due or refund any over-payment and Seller or the Buyer shall make any necessary payment to the

20 other pursuant to this Section 2.2(j) within five (5) business days following the Seller’s delivery of the inventory reconciliation. (k) Transferred Employees. Capitol Petroleum Group, LLC (“CPG”) is currently the employer of the two (2) employees identified on Schedule 2.2(k) attached hereto (the “Transferred Employees”), which Transferred Employees currently are regional sales managers or regional area managers, as specified on Schedule 2.2(k), with respect to the Purchased Assets. Seller has made available to Buyer all pertinent information regarding the compensation and benefits currently given to such Transferred Employees. After the Effective Date, but before Closing, and at a time mutually agreed by the Buyer and the Seller, subject to Buyer conducting satisfactory interviews and background checks with respect to the Transferred Employees, Buyer shall offer employment to the Transferred Employees positions upon substantially the same terms (including compensation) as currently being given to such Transferred Employees, and offering the same benefits as other similarly-situated employees of Buyer, including, without limitation, giving credit to such Transferred Employees for accrued vacation time for calendar year 2015 and sick leave and accrued years of employment for purposes of benefit eligibility. Offers of employment shall me made at least twenty (20) days prior to Closing and may be contingent upon such Closing occurring. Such employment with Buyer shall become effective on the Closing Date. 2.3 Excluded Assets. (a) General. Notwithstanding anything to the contrary in Section 2.2, the Seller shall not convey, assign, transfer or deliver to the Buyer, and the Buyer shall not acquire from the Seller any assets other than the Purchased Assets (such assets not acquired by the Buyer, the “Excluded Assets”). Without limiting the generality of the foregoing, the Buyer acknowledges that each of the following items constitute Excluded Assets: cash, the Seller’s proprietary equipment, intangible property, accounts receivable and/or notes receivable. In addition, the following shall constitute Excluded Assets, unless otherwise expressly stated below: (b) POS. The Buyer acknowledges that hardware portion of the point of sale equipment (“POS”) will be transferred to the Buyer at Closing, provided that the Buyer shall not have access to ExxonMobil or Motiva’s proprietary software unless appropriate authorizations are obtained by Buyer. (c) BOS. Buyer and Seller shall reasonably cooperate to facilitate transfers of Seller’s back office computer systems and software (“BOS”) or removal of Seller’s BOS and installation of Buyer’s BOS, if applicable. (d) Intellectual Property. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not transfer or license any right, title or interest in any Intellectual Property rights held, licensed or used by the Seller or its Affiliates. The Seller makes no representation as to the Buyer’s right to operate under the Intellectual Property rights of others, and this Agreement will in no way be construed as, or deemed to be, an inducement to the Buyer to infringe any such Intellectual Property

21 rights. The Seller will not be required to obtain licenses for the Buyer relating to any third party Intellectual Property. (e) Satellite Communication Equipment. The Buyer acknowledges that, absent an agreement with the Seller’s vendor to the contrary, this transaction does not include the sale or use of any leased satellite communication equipment at the Properties and agrees to allow the Seller’s vendors up to thirty (30) days’ access after Closing to remove any such equipment. Notwithstanding the foregoing, at Buyer’s request, Seller shall request Cybera’s consent for Seller to assign to Buyer the Cybera Agreement (solely with respect to the Properties), and if such consent is obtained, Seller shall assign such agreement (solely with respect to the Properties) to Buyer at Closing. (f) Insurance Policies. All insurance policies of the Seller and their affiliates, and all rights to applicable claims and proceeds thereunder. (g) Cash. All cash, cash equivalents, bank accounts, securities, accounts receivable, cash in the stores and other liquid assets of the Seller. (h) Tax Refunds. All tax refunds, credits and benefits with respect to the Properties to the extent the same relate to periods of time prior to the Closing. (i) Lawsuits. All rights to recoveries, reimbursements or payments under any action, suit or claim of any nature available or otherwise being pursued by the Seller, whether arising by way of counterclaim or otherwise. (j) Recoveries under Governmental Reimbursement Fund. Recoveries made by the Seller under any Governmental Reimbursement Fund between the Effective Date and the Closing Date. (k) Ragone Agreements. The right, title and interest of East River in and to the Ragone Agreements and the amounts owed or payable to East River thereunder. (l) Accounts Receivable. On the Closing Date, Seller shall provide Buyer with an estimate of the accounts receivable of certain of the Assumed Contracts of Seller. (i) Within five (5) business days after the Closing Date, Seller shall provide Buyer with a true, complete and accurate aged list of the accounts receivable of Assumed Contracts of Seller as of the Closing Date (together with any outstanding amounts owed to Seller under the Ragone Agreements as of the Closing Date, “Seller’s Receivables”). During the ninety (90) day period following the Closing Date (the “Collection Period”), Buyer shall, in the ordinary course of Buyer’s business, and, subject to the following provisions hereof, use commercially reasonable efforts to collect for the benefit of Seller, Seller’s Receivables. Such efforts shall include making appropriate phone calls, sending correspondence and in-person follow up in an effort to collect such Seller’s Receivables, provided, however, that in no event shall Buyer be obligated to institute legal action to collect any of Seller’s Receivables. All payments received by Buyer or Seller from an account debtor indebted to both Seller and Buyer shall

22 be applied first to the indebtedness owed by the account debtor on account of Seller’s Receivables, and then to any indebtedness owed by the account debtor to Buyer arising subsequent to the Closing Date, except for disputed claims. All payments received by Buyer or Seller from an account debtor which are specifically allocated between amounts due to Seller and Buyer shall be allocated in accordance with such directed allocation. (ii) During the Collection Period Buyer shall pay to Seller the total amount collected by Buyer on account of Seller’s Receivables and shall deliver to Seller at the time of such payment a list of Seller’s Receivables so collected, together with Seller’s account number for the applicable account. Such payment from Buyer to Seller shall be paid once every two (2) weeks, in arrears. Seller shall have the right to audit Buyer’s books and records with regard to all such collections and receivables, including but not limited to Seller’s Receivables, and Buyer shall make all information to Seller as Seller reasonably requests and answer Seller’s questions regarding such receivables. (iii) Upon expiration of the Collection Period, Buyer shall cease all billing and collection efforts with respect to Seller’s Receivables, or any portion thereof, which remain outstanding and shall be relieved of any responsibility with respect to the then outstanding Seller’s Receivables. Within five (5) days of the conclusion of the Collection Period, Buyer shall return to the Seller any and all records in its possession respecting any uncollected Seller’s Receivable. (iv) During the Collection Period, Seller shall not take any action to collect any of Seller’s Receivables. Seller shall thereafter be entitled to enforce its rights to collect any such outstanding Seller’s Receivables. Any monies received by Seller which are otherwise for the account of Buyer shall be forthwith remitted to Buyer. (v) Buyer shall perform the foregoing services for the benefit of Seller without separate consideration of any kind; provided, however, that Buyer shall have no liability of any kind or nature whatsoever to Seller on account of Buyer’s provision of the within services, it being understood that Buyer is providing such services solely as an accommodation to Seller. Seller shall render to Buyer such assistance as Buyer may reasonably request in connection with the collection of Seller’s Receivables during the Collection Period. (m) Other Rights. All properties, assets, rights and business interest of the Seller and its affiliates situated at sites other than the Properties. 2.4 Purchase Price. The Purchase Price to be paid by the Buyer for the transfer and sale by the Seller of the Purchased Assets is ONE HUNDRED FIFTY-SIX MILLION AND 00/100 DOLLARS ($156,000,000) (the “Purchase Price”). The Deposit shall be paid pursuant to Section 2.5. No later than five o’clock p.m. Eastern Time on the day before the Closing Date, the Buyer shall pay into escrow the Purchase Price, plus the credit for cash Individual Lease Security Deposits, plus the Estimated Inventory Purchase Price (collectively, “Buyer’s Closing

23 Proceeds”) less the Deposit and the Operator Security Deposit Credit. This balance of the Buyer’s Closing Proceeds less the Deposit and the Operator Security Deposit Credit shall be delivered to the Title Company by wire transfer of immediately available funds to a non-interest bearing account designated by the Title Company (the “Escrow Account”). Upon satisfaction of all conditions to Closing, the Title Company shall release to the Seller all funds within the Escrow Account. 2.5 Deposit. (a) Deposit. Upon the execution and delivery of this Agreement by the Parties, the Buyer shall deliver by wire transfer an amount equal to five percent (5%) of the Purchase Price (the “Deposit”) to the Title Company, as escrow agent, as the Deposit. The Deposit will be held by the Title Company in a non-interest bearing account designated by the Title Company. (b) Treatment of Deposit. If the Closing occurs, the Deposit shall be credited to the Purchase Price. If the Closing does not occur for any reason and the Buyer is not entitled to a return of the Deposit under Section 2.5(b)(i) below, the Seller shall retain the Deposit. (i) The Title Company shall refund the Deposit to the Buyer solely (A) in the event that the Seller’s default under this Agreement results in the failure of the Closing to occur, and the Buyer elects to receive a return of the Deposit pursuant to Section 10.1(d) below; (B) pursuant to Section 2.9 below; or (C) if there is a failure of a condition to Buyer’s obligation to Close pursuant to Article 6 and Seller does not correct or satisfy such condition within any notice and cure periods set forth herein (if such condition precedent is not otherwise waived by the Buyer). (ii) Liquidated Damages. Unless the Buyer is entitled to a return of the Deposit hereunder pursuant to Section 2.5(b)(i) above, then the Deposit shall be delivered to the Seller and shall constitute liquidated damages and the sole and exclusive remedy of the Seller for any and all claims of the Seller arising from the Buyer’s default hereunder, including the Buyer’s failure to consummate the transactions contemplated by this Agreement. 2.6 Allocation. The Purchase Price shall be allocated for tax accounting purposes among the Properties in the manner set forth on Exhibit C. The Seller shall prepare and deliver a draft IRS Form 8594 to the Buyer at least three (3) days prior to the Closing for the Buyer’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such IRS Form 8594 shall include an allocation of the Purchase Price for each Property and for the applicable asset classes at each such Property. In any proceeding related to the determination of any income tax, neither the Buyer nor the Seller shall contend or represent that such allocation is not a correct allocation. The Parties shall make all filings, declarations and reports consistent with the allocation pursuant to this Section 2.6, including IRS Form 8594 and the reports required to be filed under Section 1060 of the Code. Such allocations are not established necessarily for financial or accounting purposes other than for tax accounting.

24 2.7 Compliance with Hart-Scott-Rodino Act. Promptly following the Effective Date, the Buyer agrees to determine any and all regulatory approvals required, including, but not limited to, compliance with the Hart-Scott-Rodino Act. The Buyer shall promptly complete and submit any necessary applications, forms or notices, unless the Seller is required to complete such applications, forms or notices and pay any required fees or deposits associated with review and or filing requirements of such authorities at its sole cost. If compliance with the Hart-Scott Rodino Act is required, the Buyer and the Seller agree to promptly complete and submit the required Premerger Notification Report Forms and to reasonably cooperate with each other in connection with a Hart-Scott-Rodino Act review. The Buyer shall diligently progress its applications and approvals so as to obtain any necessary approvals or bring to completion any required review process. In the event that (a) the Buyer fails to obtain a necessary approval under the Hart-Scott-Rodino Act; or (b) fifteen (15) days prior to the Closing Date (as the Closing Date may have been extended pursuant to Section 9.1(a)), the applicable waiting period under the Hart-Scott-Rodino Act has not expired, then the Seller, upon ten (10) days prior written notice to the Buyer, may terminate this Agreement. In the event of any such termination, the Deposit shall be released in accordance with Section 2.5. Thereafter, neither Party shall have any obligation under this Agreement except for those obligations which expressly survive termination. Until such time as the transactions contemplated hereby are expressly prohibited by the applicable Governmental Entity or the Seller elects to terminate this Agreement in accordance with this Section 2.7, the Buyer shall continue to diligently progress its applications and approvals as required under this Section 2.7. 2.8 Business Licenses and Permits. The Buyer is solely responsible for identifying and obtaining any and all certificates, permits, variances and/or licenses related to the use, occupancy and/or operation of the Properties, provided that the Seller shall assign to the Buyer at Closing, without any representation or warranty, any transferrable permits, licenses and certificates held by the Seller and identified by the Buyer to be transferred (the “Transferrable Permits”). Closing shall not be delayed due to the absence of any certificate, permit, variance or license. Closing shall not be delayed to process any state or local background checks, resolve any pending regulatory permitting issues, including, but not limited to, any Governmental Entity violation notices. The Buyer promptly shall file for all applicable and necessary licenses, certificates, variances and/or permits for the operation of the Properties, including, but not limited to, any state license(s) required to operate the Properties as service stations selling motor fuels, as well as, insure that its intended source of fuel possesses all necessary current and valid licenses to operate a fuel distribution business. The Seller makes no express or implied representation about the ability of the Buyer to obtain certificates, permits, licenses and/or variances needed to use, occupy or operate any of the Properties, but shall reasonably cooperate with the Buyer’s efforts to obtain such certificates, permits, licenses and variances. 2.9 7-Eleven ROFR. The Properties listed on Exhibit E attached hereto are leased or subleased by the Seller to 7-Eleven pursuant to leases or subleases and motor fuel operations agreements (collectively, the “7-Eleven Leases”). Each 7-Eleven Lease requires the Seller to provide 7-Eleven with a right of first refusal to purchase the Property leased to 7-Eleven pursuant such 7-Eleven Lease, together with the entire portfolio being offered for sale with such Property (the “Portfolio”) on the same terms and conditions set forth in the bona fide offer for sale. Promptly after the Effective Date, the Seller shall promptly notify 7-Eleven, in the manner set forth in the 7-Eleven Leases, of the Parties’ intent to consummate the Transaction

25 contemplated by this Agreement. If thereafter 7-Eleven notifies the Seller of its intent to exercise its option to purchase the Portfolio pursuant to the 7-Eleven Leases within the thirty (30) day notice period provided for in the 7-Eleven Leases, this Agreement shall automatically terminate, the Deposit shall be returned to the Buyer, and neither Party shall have any further obligation to the other, except to the extent such obligations expressly survive the termination of this Agreement. If 7-Eleven exercises its rights described in this Section 2.9 and closes on the acquisition of the Purchased Assets, at the consummation and closing of such sale to 7-Eleven and from the proceeds of such sale, the Seller shall reimburse the Buyer for its documented, actual, out-of-pocket due diligence costs incurred in connection with investigating and evaluating the Purchased Assets and negotiating this Agreement in an amount not to exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00). To be eligible as a reimbursable cost under this Section 2.9, the Buyer must deliver to the Seller invoices or other documented evidence of such costs incurred. 3. REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties to the Buyer, each of which is true and correct on the date hereof and shall be true and correct in all material respects as of the Closing Date, except to the extent updated in writing by the Seller on or prior to the Closing Date: (a) Due Organization and Power. Each Seller is a limited liability company duly organized and validly existing under the laws of its jurisdiction of organization. Each Seller has all requisite power and authority to own, operate and/or lease, as applicable, its Properties and to carry on its business as and where such business is currently conducted. (b) Authority. The execution and delivery by the Seller of this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions of the Seller and no other action on the part of the Seller is required in connection herewith. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Seller pursuant hereto will constitute, valid and binding agreements of the Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles. (c) No Litigation. Except as set forth in Schedule 3.1(c), the Seller has received no written notice of any claim, action, litigation, arbitration or other proceeding pending or threatened against the Purchased Assets or against the Seller which relates to the Purchased Assets or the transactions contemplated hereby or which could result in the imposition of a lien against the Purchased Assets or an action against the Buyer.

26 (d) Violations of Laws. Except as set forth on Schedule 3.1(d), the Seller has received no written notice that any of the Properties is currently in violation of applicable law. (e) Title to Purchased Assets. Except as set forth in Schedule 3.1(e), the Seller owns or validly leases all of the Properties. To the knowledge of the Seller, the Leases are in full force and effect, and the Seller has delivered to the Buyer accurate and complete copies of all of the Leases. Except as set forth on Schedule 3.1(e), the Seller owns all of the Equipment and Personal Property free and clear of any liens, claims or encumbrances. (f) Properties. i. Except as set forth on Schedule 3.1(f), the Seller has entered into no written leases or other agreements granting to any person the right to use or occupy any Property, other than pursuant to the Third-Party Leases. ii. Other than this Agreement, the Seller has entered into no outstanding purchase and sale contracts, options, rights of first offer or rights of first refusal to purchase any portion of the Properties, other than any rights in favor of Motiva and 7-Eleven that are expressly set forth in this Agreement. iii. The Seller has not received any written notice of a condemnation action or taking with respect to any Property, and to the Seller’s knowledge, there are no condemnation proceedings threatened against or affecting any of the Properties. (g) Assumed Contracts and Leases. Except as set forth in Schedule 3.1(g), Seller has received no written notice stating that any Assumed Contract or Lease is not in full force or effect. To the Seller’s knowledge, each Assumed Contract and Lease and is valid and enforceable against the Seller, and against the other party or parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles. The Seller has received no written notice of any uncured default under any Assumed Contract or Lease. (h) Bankruptcy or Insolvency. No bankruptcy, insolvency, rearrangement or similar action involving the Properties or the Seller, whether voluntary or involuntary, is pending or threatened, and the Seller has no intention of filing any such action or proceeding. (i) OFAC Compliance. The Seller is currently in compliance with, and shall at all times prior to the Closing (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who

27 Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. (j) Tax Matters. (i) Except for matters that will not result in any material Liability for Taxes or Loss to the Buyers, all Tax Returns required to be filed by or on behalf of the Sellers or in respect of the Purchased Assets on or prior to the date of this Agreement have been timely filed and, when filed, to Seller’s knowledge, were complete and accurate in all material respects. To Seller’s knowledge, all Taxes due and owing by the Sellers in all respects have been paid or adequately accrued by the Sellers. (ii) As of the date of this Agreement, (A) Seller has received no written notice of any audit examination, deficiency or proposed adjustment pending with respect to any Taxes due and owing, and (B) there are no outstanding contracts or waivers extending the statutory period of limitations for a Tax assessment applicable to any Tax Returns relating to the Purchased Assets with respect to a taxable period for which such statute of limitations is still open. (iii) Each Seller is a “United States Person” within the meaning of Section 1445 of the Code. The Sellers have not waived any statute of limitations with respect to any Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency. (iv) The representations set forth in this Section (j) shall survive Closing and shall not be subject to the limitations described in Section 8.1(b) below. (k) Material Structural Defects. To Seller’s knowledge, there are no Material Structural Defects at any of the Properties. (l) Financial Statements. The financial statements provided by Seller in connection with the Purchased Assets prior to the Effective Date or prior to Closing are (or will be) true, accurate and complete in all material respects as of the date of such financial statements. 3.1.1 Pre-Closing Covenants of Seller. (a) Restrictions on Seller’s Actions. Except as contemplated by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Seller shall, except as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), (A) conduct its business in substantially the same manner heretofore conducted, (B) use commercially reasonable efforts to perform and comply with the Assumed Contracts, and (C) not do any of the following that would be binding upon the Purchased Assets or the Buyer after Closing:

28 (i) enter into any new leases or other occupancy agreements, or modify or extend existing Third-Party Leases, PMPA Franchise Agreements or CA Agreements, except for any extensions exercised thereunder; (ii) terminate any PMPA Franchise Agreement, Third-Party Lease or CA Agreement unless due to a default by the dealer, tenant or commissioned agent thereunder beyond applicable notice and cure periods; (iii) extend, modify or materially alter any Assumed Contracts or enter into any new contracts or other agreements affecting the Properties that would be binding upon the Properties after Closing, other than renewals or extensions in the ordinary course of business; (iv) authorize any new capital expenditures or commitments (with respect to any of the Properties or DOSS Supply Agreements being acquired by Buyer hereunder exceeding $10,000 per expenditure or commitment or $50,000 in the aggregate for all such expenditures and commitments (including, but not limited to, additional advances or commitments on existing notes, or new advances or commitments for new dealer notes)), except for capital expenditures incurred in the ordinary course of business; or (v) materially change its accounting policies or procedures in a manner that would have an adverse effect on the Purchased Assets except to the extent required to conform with GAAP, or change its fiscal year. If the Seller requests the Buyer’s consent to take an action requiring the Buyer’s consent under this Section 3.1.1(a), and Buyer fails to respond within five (5) business days, the Buyer shall be deemed to have consented to such action. (b) Cooperation Regarding Historical Financial Information. Seller shall reasonably cooperate with Buyer to provide such financial information regarding the Purchased Assets in such form and for such periods as may be reasonably requested by Buyer in order for Buyer to meet the requirements of Regulation S-X of the U.S. Securities and Exchange Commission or other U.S. federal securities Laws Properties. Any such modifications shall be made, and any such cooperation shall be provided, at Buyer’s sole cost and expense, including the reimbursement of reasonable out-of-pocket expenses. (c) Cooperation Regarding Transfer of Purchased Assets. Prior to the Closing and following the Closing, (a) as and when requested by any Party and at such Party’s expense, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement, and (b) reasonably cooperate in developing and implementing a mutually-acceptable transition process for Closing, which may include, without limitation obtaining any necessary third-party consents that are not expressly addressed elsewhere in this Agreement, and replacing or transferring any applicable BOS components. Notwithstanding the foregoing, the provisions of this

29 Section 3.1.1(c) shall not apply to obligations with respect to documents, instruments, third-party consents or other items specifically addressed elsewhere in this Agreement. 3.2 Representations and Warranties of the Buyer. The Buyer makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof, and shall be true and correct on the Closing Date: (a) Due Organization and Power. The Buyer is a duly organized and validly existing limited partnership as described herein above under the laws of its jurisdiction of organization, and in good standing under the laws of such jurisdiction. The Buyer is duly qualified to do business and is in good standing in the State of New York. The Buyer has all requisite limited partnership power to enter into this Agreement and the other documents and instruments to be executed and delivered by the Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby. (b) Authority. The Buyer has full authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and due performance by the Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary actions of the Buyer and no other action on the part of the Buyer is required in connection herewith. This Agreement and each other agreement, document and instrument executed and delivered by the Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Buyer enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles. (c) Insolvency. There is no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, pending or, to the Buyer’s knowledge, threatened against the Buyer. (d) Foreign Person. The Buyer is not: (i) acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation, nor (ii) engaged in any dealings or transactions, directly or indirectly, in contravention of any United States, international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset

30 control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. (e) Financial Ability. The Buyer has, or as of the Closing Date will have, sufficient cash on hand or other sources of immediately available funds to enable it to perform its financial obligations hereunder and to consummate the Transaction. The Buyer acknowledges that its obligations under this Agreement are not subject to a financing contingency. 3.3 Expiration of Representations and Warranties. The representations and warranties of the Seller set forth in Section 3.1 shall survive Closing for a period of two-hundred seventy (270) days. 3.4 No Express or Implied Warranty. WITHOUT LIMITING THE BUYER’S OTHER OBLIGATIONS OR ACKNOWLEDGEMENTS, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL OF THE PURCHASED ASSETS CONVEYED PURSUANT TO THIS AGREEMENT ARE SOLD BY THE SELLER AND ACCEPTED BY THE BUYER IN THEIR “AS-IS, WHERE-IS” CONDITION AS OF THE DATE OF THIS AGREEMENT. THE BUYER ACKNOWLEDGES ITS RESPONSIBILITY TO INSPECT ALL PURCHASED ASSETS FOR PATENT OR LATENT DEFECTS THAT MAY EXIST AT THE TIME OF CLOSING. THE REPRESENTATIONS AND WARRANTIES STATED IN SECTION 3.1 ARE THE ONLY REPRESENTATIONS AND WARRANTIES THE SELLER HAS GIVEN TO THE BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT AS SET FORTH IN SECTION 3.1, THE SELLER HAS NOT MADE, AND IT HEREBY EXPRESSLY DISCLAIMS, ANY OTHER OR FURTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT. THE WARRANTIES GIVEN IN SECTION 3.1 ARE IN LIEU OF ALL OTHER WARRANTIES THE SELLER, OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF THE SELLER OR ANY OTHER PARTY MIGHT HAVE GIVEN TO THE BUYER (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTIES OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH ALL EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND IMPLIED WARRANTIES OF FITNESS FOR INTENDED USE. ALL OTHER WARRANTIES THE SELLER OR ANYONE PURPORTING TO REPRESENT THE SELLER GAVE OR MIGHT HAVE GIVEN, OR WHICH MIGHT BE PROVIDED OR IMPLIED BY LAW OR COMMERCIAL PRACTICE, ARE HEREBY EXCLUDED. THIS SECTION SHALL SURVIVE CLOSING AND DELIVERY OF THE DEEDS, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY THE SELLER TO THE BUYER IN CONNECTION WITH THE SALE OF THE PROPERTIES.

31 THE BUYER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS A SOPHISTICATED REAL ESTATE PURCHASER WHO HAS HERETOFORE HAD OPEN ACCESS TO, AND SUFFICIENT TIME TO REVIEW, ALL INFORMATION, DOCUMENTS, AGREEMENTS, STUDIES, INVESTIGATIONS AND TESTS RELATING TO THE PROPERTIES THAT THE BUYER DEEMS NECESSARY IN ITS SOLE DISCRETION. THE SURVIVAL OF THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO THE SELLER ENTERING INTO THIS AGREEMENT AND ACCORDINGLY SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT AND SHALL BE DEEMED TO BE INCORPORATED INTO THE CLOSING DOCUMENTS TO BE DELIVERED AT CLOSING. THE BUYER ACKNOWLEDGES AND AGREES THAT CERTAIN INFORMATION WAS MADE AVAILABLE TO THE BUYER IN AN ELECTRONIC FORM IN AN ELECTRONIC DOCUMENTATION SITE (THE “DATA SITE”) ESTABLISHED BY RAYMOND JAMES ON BEHALF OF THE SELLER. THE BUYER ACKNOWLEDGES THAT ALL SUCH MATERIALS WERE MADE AVAILABLE AS AN ACCOMMODATION ONLY, BUT THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER THE SELLER NOR RAYMOND JAMES, NOR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS, HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE TRUTH OR ACCURACY OF ANY SUCH MATERIALS AND THAT THE BUYER HAS RELIED UPON ITS OWN DUE DILIGENCE AND INVESTIGATION AND NOT UPON ANY SUCH MATERIALS IN ITS EVALUATION OF THE PROPERTIES AND THE TRANSACTION. 4. REAL ESTATE MATTERS; INSPECTION 4.1 Existing Title Policies. The Seller has provided the Buyer with copies of its title insurance policies issued by the Title Company for the Fee Properties and any commitments or policies the Seller holds with respect to the Leased Properties. 4.2 Title Insurance Policies. At Closing, the Buyer may obtain a title insurance policy or policies from the Title Company or any other title company selected by the Buyer for the Fee Properties conveyed and transferred to the Buyer under this Agreement, and/or one or more leasehold policies for the Leased Properties. The title insurance policy or policies for the Fee Properties will insure marketable title to such Fee Properties subject to the standard exceptions to title and to the matters described in Section 4.3 and Section 4.4 below. The Buyer shall be responsible for the costs of all such title insurance policies, any title endorsements requested by the Buyer, and any lender coverage. 4.3 Conveyance of Title. At Closing, the Seller will convey the Fee Properties pursuant to the Deeds. The Seller shall remove from title, at or before Closing, all mortgages or deeds of trust or other security interest secured by a lien on the Fee Properties or any part thereof. The Buyer and the Seller agree that title to the Fee Properties will be transferred subject to the following permitted exceptions:

32 (a) the lien for real property taxes for the current year provided the same are not due and payable prior to or as of the Closing Date, and any liens for special assessments which as of the closing Date are not due and payable; (b) all laws, ordinances, statutes, orders and regulations to which the Fee Properties are subject, including, without limitation, all building, zoning and environmental ordinances, laws and regulations, including, but not limited to, any notices of violations or non-compliance citations; (c) any matters or circumstances that a new or updated survey or physical inspection of the Properties might disclose; (d) all liens, encumbrances, easements, restrictions, encroachments, defects and other title and survey matters affecting the Fee Properties other than Material Defects to which the Buyer has a right to object and to which the Buyer actually objects pursuant Section 4.4 below, unless such Material Defect is not cured by the Seller and the Buyer nonetheless proceeds to Closing in accordance with the terms of Section 4.4 below; (e) all existing leases and/or rights of any subtenant or licensee of the Seller occupying any Property as of the Closing Date; (f) all notices of violations of law, municipal orders and/or similar legal requirements; and/or (g) any other restrictions described in the Deeds. 4.4 Materially Adverse Title or Survey Encumbrance. The Buyer shall have the right to order a title search to be performed with regard to the Properties, and to order a commitment for title insurance (each, a “Commitment,” and together, the “Commitments”) to be issued by the Title Company or any other nationally recognized title insurance company with regard to all or part of such Properties, all at the Buyer’s sole cost and expense. The Buyer may, no later than thirty (30) days after the Effective Date (the “Title Objection Date”), deliver written notice to the Seller of any title or survey defect, lien, or other matter set forth in the Commitment that encumbers or adversely affects any such Property (excluding any liens or matters created or arising as a result of the Buyer’s examination or inspection of the Assets including any entry upon any real property in connection therewith) that, individually or in the aggregate with respect to any given Property, (i) is unacceptable to the Buyer and (ii) materially adversely affects the continued use of such Property in the ordinary course of business as a gasoline service station (such matters being collectively referred to herein as “Material Defects,” and each a “Material Defect”), together with complete copies of each of any title report or Commitment, and all documents and instruments referred to therein. If the Buyer does not deliver such written notice to the Seller on or before the Title Objection Date, the Buyer shall be deemed to waive any right to object to such Material Defects, shall accept title to the affected Properties subject to such Material Defects, and shall proceed to Closing without any reduction in the Purchase Price. If, on or before the Title Objection Date, the Buyer properly gives notice to the Seller of one or more Material Defects, the Seller shall, within ten (10) days after receiving such notice, notify the Buyer whether the Seller will or will not attempt to cure such Material Defects (by removing

33 any such Material Defect, bonding or obtaining insurance coverage over such Material Defect). Failure by the Seller to deliver such notice shall be deemed the Seller’s election not to cure any Material Defects. (a) If the Seller elects (or is deemed to have elected) not to attempt to cure such Material Defects, the Buyer shall be entitled, by giving notice (the “Buyer Notice”) to the Seller within three (3) days after receiving such notice from the Seller (or the date on which the Seller was deemed to have provided such notice), to (x) proceed to Closing without any reduction in the Purchase Price or (y) remove the Property with the uncured Material Defect from this Agreement (a “Dropped Title Property”), in which case the Closing shall nevertheless proceed, except that the Purchaser Price shall be reduced by the portion of the Purchase Price assigned to such Property on Exhibit C, and such Property shall no longer be a part of the Properties being transferred hereunder; provided, however, regardless of the number of Properties with Material Defects, the Buyer may remove (and receive a reduction in the Purchase Price) no more than three (3) Properties from this Agreement pursuant to the foregoing (the “Removal Limit”). If the Buyer does not timely deliver the Buyer Notice, the Buyer shall be deemed to waive any right to object to such Material Defects, shall accept title to the affected Property subject to such Material Defects, and shall proceed to Closing without any reduction in the Purchase Price. (b) If the Seller elects in writing to attempt to cure any Material Defects, but at the time of Closing such Material Defects have not been cured to the Buyer’s reasonable satisfaction, the Buyer’s sole option and remedy shall be either to (x) proceed to Closing without any reduction in the Purchase Price or (y) remove such Property(ies) with the uncured Material Defect from this Agreement, in which case the Closing shall nevertheless proceed, except that the Purchase Price shall be reduced by the portion of the Purchase Price allocated to such Property on Exhibit C, and such Property shall no longer be subject to the terms and conditions of this Agreement; provided, however, the Removal Limit shall not apply to any such Properties as to which the Seller elected but failed to cure Material Defects. (c) For avoidance of doubt, and notwithstanding anything to the contrary set forth in this Agreement, provided that the Conditions to Buyer’s Obligation to Close (hereinafter defined) are satisfied or waived by the Buyer and the Seller is not in material default under this Agreement, in each case beyond all applicable notice and cure periods set forth herein, the Buyer shall have no right to terminate this Agreement and the Buyer shall be obligated to close on the Closing Date on the acquisition of all of the Purchased Assets with no reduction in the Purchase Price, with the sole exception of the Dropped Title Properties and the Dropped Lease Properties. 4.5 Entry and Inspection. (a) Buyer and Seller acknowledge that they have entered into that certain Access and Indemnity Agreement, dated as March 16, 2015, pursuant to which Seller granted Buyer the right to access the Properties to conduct inspections and investigations pursuant to and in accordance with the terms thereof. Prior to Closing, the Buyer may

34 inspect the Properties at a time mutually agreed upon by the Parties, at the Buyer’s expense, to ensure that the Properties’ Equipment necessary for the operation of the Properties consistent with the Seller’s past practices (and which is to be conveyed to the Buyer at Closing) is present and in working order. The Buyer may inspect the Properties personally or through agents, employees, contractors, or subcontractors and shall assume all risks involved in entering the Properties pursuant to this Section 4.5. The Seller’s representatives may attend all inspections. Any intrusive sampling of any soil, surface or groundwater shall be conducted by the Buyer in accordance with Article 5 below. The Buyer shall not engage in conversations with employees working at the Properties. For the avoidance of doubt, the fact that certain Equipment is found not to be in working order shall not result in a reduction of the Purchase Price, nor shall it excuse the Buyer from its obligation to close hereunder. The Buyer shall restore any damage to the Properties and to the Equipment, Improvements and Personal Property located thereon, caused by the Buyer’s entry upon the Properties pursuant to this Section 4.5(a). (b) No later than two (2) business days prior to the Buyer’s initial entry upon any Property either for the purposes of inspection under this Section 4.5 or under Section 5.3 below, the Buyer shall deliver to the Seller evidence reasonably satisfactory to the Seller that the Buyer or its contractors have obtained commercial general liability insurance, in an amount of not less than $2,000,000 written on such forms as are commercially reasonably and reasonably acceptable to the Seller, naming the Seller as an additional insured, with respect to the Properties and any entry onto or activities on or about the Properties by the Buyer and all of the Buyer’s agents, employees and contractors (and any others entering onto the Properties for or at the request of the Buyer). (c) The Buyer shall, and does hereby agree to, indemnify, defend and hold the Seller, its Affiliates, the direct and indirect members, partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), harmless from and against any and all claims, demands, suits, obligations, payments, damages, Losses, penalties, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, the “Claims”) caused directly by the Buyer, or by the Buyer’s contractors, employees or agents and any others entering onto the Properties for or at the request of the Buyer (collectively, the “Buyer Parties”) or as the direct result of the Buyer Parties’ acts taken or occurring in, on or about the Property in the exercise of the inspection right granted pursuant to this Section 4.4(a); provided, however, such indemnity shall not extend to protect the Seller from (a) any pre-existing liabilities for matters merely discovered by the Buyer (e.g., latent environmental contamination) so long as the Buyer’s actions do not materially exacerbate any pre-existing condition at the Properties, or (b) any claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities costs or expense that are caused by the negligence or misconduct of the Seller. The provisions of this Section 4.4(c) shall survive the termination of this Agreement or Closing for a period of one (1) year, provided that if the Seller has notified the Buyer of a Claim during such one (1) year period, the provisions of this Section 4.5(c) shall continue to survive with respect to such Claim until the resolution of such Claim.

35 (d) All information received or accumulated by the Buyer or a Buyer Party during any inspection shall be treated as confidential information, notwithstanding the termination of this Agreement, and shall be deemed to be “Evaluation Material” governed by the terms of the Global NDA. 4.6 Equipment Installation. The Buyer may enter the Properties to install telephone lines and other equipment needed to effect an orderly post-Closing transition of the operations within five (5) business days prior to the Closing Date (or such other time as Buyer and Seller shall mutually agree). Such entry and installation: (a) shall be at the Buyer’s sole risk and expense; and (b) may be conducted by the Buyer personally or through its agents, employees, contractors, or subcontractors. The Buyer’s right to install equipment under this Section 4.6 is subject to prior written notice to and consent by the Seller, which consent will not be unreasonably withheld. The Buyer shall make reasonable efforts not to disrupt existing operations on the Properties and shall keep the Properties free from any liens or claims arising out of any work performed, materials furnished, or obligations incurred by or on behalf of the Buyer. If any mechanic’s or other lien is recorded against the Properties, the Buyer shall pay the lien or post any bond necessary to discharge the lien of record within ten (10) days after receiving notice of the lien’s recording. 4.7 Failure to Close after Installation of Equipment. If the contemplated transaction is not consummated for any reason, and the Buyer has installed equipment on the Properties in accordance with Section 4.6, the Buyer shall, at the Seller’s option: (a) remove the equipment installed by the Buyer and restore the Properties to their original condition upon ten (10) days’ notice from the Seller; or (b) transfer title to any equipment installed by the Buyer to the Seller, at no cost and without any express or implied warranty, after which the Seller will be solely responsible for such equipment. In removing equipment and restoring the Properties to their original condition, the Buyer shall make reasonable efforts not to disrupt existing operations on the Properties and shall assume all risks involved in entering the Properties in connection therewith. 4.8 Casualty. The Seller shall keep the Properties insured with such policy types and coverage amounts as the Seller maintains in the ordinary course of business until Closing or earlier termination of this Agreement. If there is any material damage to or destruction of a Property (a “Materially Damaged Property”), the Closing with respect to such Materially Damaged Property shall, at the Seller’s sole discretion, nevertheless proceed, provided that, unless before Closing the same shall have been remedied and restored to substantially the same condition as it was on the Effective Date, at the Closing, the Seller shall pay over or assign to the Buyer any net insurance proceeds due to the Seller as a result of such damage or destruction (without recourse to the Seller) and the Buyer shall assume responsibility for such repair and receive a credit against the Purchase Price for any applicable policy deductible. 5. ENVIRONMENTAL MATTERS 5.1 Compliance with Laws. The Buyer acknowledges that after the Closing it shall be responsible for compliance with all Environmental Laws (and any rules or regulations promulgated thereunder) in connection with the Purchased Assets. Without limiting the generality of the foregoing, within three (3) months after the Closing, if required pursuant to

36 applicable regulations of the applicable Governmental Entity, the Tanks shall be inspected by the applicable Governmental Entity certified inspector to verify compliance with state and federal regulations. The Buyer shall be responsible for notifying the applicable Governmental Entity of the change in ownership of the Tanks and, at the Buyer’s sole cost and expense, arranging for the required inspection, if any. The Seller shall not be responsible for any Tank or equipment noncompliance that may be found as a result of such inspections, but shall reasonably cooperate with Buyer’s performance of its obligations under this Section 5.1. 5.2 Environmental Assessment. The Seller has made available to the Buyer certain Phase I and/or Phase II Environmental Site Assessments of the Properties and other reports and information relating to the Properties that the Seller obtained from ExxonMobil, as well as compliance reports and other environmental information from the Seller’s files (the “Evaluations”). The Seller reserves the right to undertake additional environmental testing and compliance examinations of the Properties, as the Seller may desire, and undertake corrective measures, at its option, prior to Closing, provided that Seller shall provide to Buyer copies of any reports generated in connection with such testing and examination. 5.3 Environmental Inspections. The Buyer, its agents, employees and contractors, shall be entitled to enter upon any Property, after not less than two (2) business day prior notice to the Seller to perform environmental inspections, tests and evaluations of such Property. All such environmental and invasive testing shall be performed in coordination with the Seller and the Seller’s environmental consultant. The Seller shall be entitled to have a representative present during any entry onto the Property by the Buyer or its agents to conduct any inspections or tests. The Buyer shall perform all inspections and tests in such a manner as to minimize any interference with the Seller’s use and operation of a Property. Any studies or tests that, when being conducted, cause unreasonable disruption or interference shall be halted immediately upon the Seller’s request. At Seller’s request, the Buyer shall provide the Seller with copies of any reports, studies or investigations prepared by the Buyer or its contractors in connection with such inspections at no cost to the Seller. 5.4 No Warranty of the Evaluations. The Buyer understands and agrees that the Evaluations were not prepared for it and that the Buyer has no right to rely upon the Evaluations. The Seller makes no representation or warranty that the Evaluations include all of the information that may relate to the Properties, nor does the Seller make any representation or warranty as to the accuracy or completeness of the Evaluations. 5.5 Independent Verification of the Evaluations. The Buyer acknowledges by its consummation of the transactions contemplated hereby that it had an opportunity to conduct its own independent investigation regarding the environmental condition of the Properties and also had the opportunity for independent verification of the Evaluations, the environmental conditions of the Properties, and any other environmental-related information. 5.6 Acknowledgments and Assumption of Risk. (a) THE BUYER SPECIFICALLY ACKNOWLEDGES THAT IT UNDERSTANDS THE PROPERTIES HAVE BEEN USED FOR COMMERCIAL PURPOSES INCLUDING, BUT NOT LIMITED TO, THE STORAGE,

37 DISTRIBUTION AND MARKETING OF MOTOR FUELS, PETROLEUM, PETROLEUM-BASED PRODUCTS AND OTHER CHEMICALS, AND THAT THE ENVIRONMENT, INCLUDING THE SOIL AND SUB-SOIL OF THE PROPERTIES AND THE SOIL, AIR, LAND, GROUNDWATER AND WATER ON, UNDER, NEAR OR ADJACENT THERETO AND DRAINS, SEWERS, PIPES, WATER COURSES AND WATER TABLES AT, ON, UNDER OR IN THE VICINITY OF THE PROPERTIES MAY HAVE BEEN CONTAMINATED OR IMPACTED BY OIL OR OTHER CONTAMINATION. THE BUYER EXPRESSLY ACCEPTS AND ASSUMES ALL RISKS, WHETHER KNOWN OR UNKNOWN, ASSOCIATED WITH THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. (b) THE BUYER ACKNOWLEDGES THAT IT IS BEING GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTIES AND TO OBTAIN SATISFACTORY EVIDENCE OF THE CONDITION OF THE PROPERTIES FROM QUALIFIED SOURCES OTHER THAN THE SELLER AND ITS AGENTS OR CONTRACTORS AND THAT THE BUYER WILL CONDUCT SUCH INSPECTIONS OF THE PROPERTIES AND REVIEW ALL MATTERS DETERMINED BY THE BUYER NECESSARY OR APPROPRIATE IN ORDER TO DETERMINE WHETHER THE PROPERTIES ARE SUITABLE FOR THE BUYER’S INTENDED USE. (c) THE BUYER EXPRESSLY ACKNOWLEDGES, AGREES, AND UNDERSTANDS THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IT IS ACQUIRING RESPONSIBILITY FOR THE PROPERTIES IN AN “AS IS, WHERE IS” NATURE, WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, WITHOUT LIMITING THE “AS IS, WHERE IS” NATURE OF THE TRANSFER OF THE PROPERTIES. IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SELLER IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, THE PROPERTIES’ HABITABILITY, SUITABILITY, MERCHANTABILITY FITNESS FOR A PARTICULAR PURPOSE, THE PRESENCE OR ABSENCE OF CONDITIONS ON THE PROPERTIES THAT COULD GIVE RISE TO A CLAIM FOR PERSONAL INJURY, PROPERTY OR NATURAL RESOURCE DAMAGES, THE PRESENCE OF HAZARDOUS OR TOXIC SUBSTANCES, CONTAMINANTS OR POLLUTANTS AT, ON, UNDER, OR ORIGINATING OR MIGRATING FROM THE PROPERTIES, THE INCOME OR EXPENSES FROM OR OF THE PROPERTIES, THE STATUS OF THE REGISTRATION OF THE TANKS, FIXTURES, STRUCTURES, AND ALL OTHER EQUIPMENT AND DISPENSERS, OR THE CONDITION OF, THE MERCHANTABILITY OR THE FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE AFOREMENTIONED. (d) THE BUYER ACKNOWLEDGES THAT CERTAIN TANKS CONTAIN OR HAVE CONTAINED EXPLOSIVE GASES AND HAVE BEEN USED FOR THE STORAGE OF PETROLEUM PRODUCTS. THESE TANKS ARE UNFIT FOR THE STORAGE OF WATER OR ANY OTHER ARTICLE OR COMMODITY INTENDED

38 FOR HUMAN OR ANIMAL CONTACT OR CONSUMPTION AND THE BUYER EXPRESSLY AGREES NOT TO USE OR PERMIT THE USE OF ANY TANK FOR SUCH STORAGE. 5.7 Environmental Responsibility. (a) The Seller previously entered into the Remediation Contracts with the Remediation Contractors for the performance of the Remediation Activities to be performed at the Properties in order to achieve Project Completion. (b) The Seller’s only Liability under this Agreement for Environmental Liabilities shall be to cause to be performed the Remediation Activities related to Covered Contamination, if any and as set forth in the Remediation Contracts between the Effective Date and the Closing Date (the “Seller’s Environmental Obligations”). Whether or not Project Completion has been or is achieved for any Property prior to Closing, the Seller shall have no further responsibility to the Buyer for Environmental Liabilities whatsoever for that Property after Closing, and shall have no further obligation to enforce the terms of the Remediation Contracts thereafter. From and after the Closing Date, the Buyer shall be responsible for causing to be performed the Remediation Activities related to Covered Contamination set forth in the Remediation Contracts. Achieving Project Completion shall not require full remediation of Contamination, but rather written determination by the applicable Governmental Entity that NFR Status has been achieved for the Property, excluding only post-NFR Status monitoring which may be required in certain cases. (c) The Seller will not pay for and has no responsibility for Contamination except as set forth Section 5.7(b) above. The Buyer specifically acknowledges and agrees that it is solely responsible at its sole cost and expense for, and assumes all Environmental Liabilities and all risk associated with, any and all Contamination at, on, under, or migrating or originating from the Properties (other than with respect to the Seller’s Environmental Obligations). If the Buyer transfers or assigns in part or all of its interests in the Properties, the Buyer agrees that such transfer or assignment will not release the Buyer from its assumption of Environmental Liabilities or its obligations for Remediation Activities. (d) The Buyer agrees that it will, where applicable and to the maximum extent possible and permitted under Environmental Laws, assist the Seller in seeking and obtaining reimbursement for any Remediation Activities paid for by the Seller prior to the Closing Date from any Government Reimbursement Fund. The Seller makes no warranties or representations concerning the ability of the Buyer or the Seller to recover against any Government Reimbursement Fund. (e) The Buyer expressly waives any right or claim it has against ExxonMobil and the Seller and the Seller Related Parties related to: (i) the selection of the Remediation Contractor; and (ii) all work performed by the Remediation Contractor. The Buyer agrees that it shall assume, as of the Closing Date, the Seller’s obligation to enforce the Remediation Contracts against the Remediation Contractor.

39 (f) Except for notification letters and/or communications by the Seller or the Remediation Contractor in connection with the Remediation Activities included in Seller’s Environmental Obligations, the Buyer shall send or cause to have sent the applicable notification letters to all applicable Governmental Entities in connection with the Properties. No later than thirty (30) days after Closing, the Buyer shall submit or enter into any other necessary documentation, or documentation that is required by Governmental Entities, to transfer from the Seller to the Buyer, agreements or obligations regarding the Purchased Assets. The Buyer shall provide copies of such documentation to the Seller and take all necessary actions to substitute itself as the responsible party for any actions or activities relating to Contamination at, on, under, or originating or migrating from the Properties. This shall include, without limitation, the execution or assumption of all agreements or consent orders containing terms and conditions required by the Governmental Entity for the Buyer to fulfill its obligations under this Agreement. (g) Except for notification letters and/or communications by the Seller or the Remediation Contractor in connection with the Remediation Activities included in the Seller’s Environmental Obligations, the Buyer further agrees to undertake, at its sole expense, from and after the Closing Date, all other reporting and notification required under the Environmental Laws for Contamination and shall undertake, in good faith and with due diligence, all Remediation Activities of Contamination and Covered Contamination (other than the Seller’s Environmental Obligations) that are required by the relevant Governmental Entities and in compliance with the Environmental Laws. (h) The Buyer agrees to provide the Seller with any information of which the Buyer is aware, or which is in the Buyer’s possession or under the Buyer’s control, relating to any Contamination or any Property conditions that may affect the performance or the cost of the Remediation Activities included within the Seller’s Environmental Obligations. The Buyer also agrees to notify the Seller within five (5) days of obtaining knowledge of any Excluded Contamination, process monitoring system inoperability, process monitoring system failure, or inventory discrepancy for any stored chemicals or products at the Properties. (i) Seller shall include Buyer as an additional insured on its Storage Tank Liability Insurance Policies and Premises Pollution Liability III Insurance Policies (collectively the “Environmental Insurance Policies”) which provide coverage for the Properties. Seller shall be required to maintain the Environmental Insurance Policies in full force and effect for a period of at least two (2) years after the expiration or earlier termination of the Seller Lease. 5.8 Release and Indemnification. (a) Release. The Buyer expressly understands and agrees that except for the representations and warranties set forth in Section 3.1 above and except for Seller’s Retained Liabilities, Buyer is accepting the conveyance of the Properties, in their “AS IS, WHERE IS” condition as of Closing, and except for any indemnification obligation identified in Article 8, the Buyer shall make no claim against ExxonMobil or the Seller, the Seller’s Affiliates, their officers and directors, employees, agents, attorneys,

40 subsidiary and affiliate companies and divisions, and all of their successors and assigns (collectively the “Released Parties”) with respect to: (a) the Contamination (including without limitation Covered Contamination); (b) the selection of the Remediation Contractor; (c) the Remediation Contracts; (d) any and all claims made by the Remediation Contractors under the Remediation Contracts, excluding only the Arcadis Claim, and (d) the environmental condition of the Properties, or the Seller’s ownership or operation of the Properties. Effective upon the occurrence of the Closing, except solely as otherwise expressly provided for herein, the Buyer and the Buyer’s Affiliates hereby release the Released Parties from ANY AND ALL CLAIMS, INCLUDING, BUT NOT LIMITED TO, THOSE ARISING FROM THE NEGLIGENCE (INCLUDING GROSS NEGLIGENCE AND STRICT LIABILITY) AND WILLFUL MISCONDUCT, OF THE RELEASED PARTIES PRIOR TO CLOSING, whether such claims are now existing or arising in the future, foreseen or unforeseen, known or unknown, at law or in equity, including those which arise out of or relate to or result in any way from, allegedly or in fact, the condition of the Properties, the Contamination (including without limitation Covered Contamination), or the ownership or operation of the Properties by the Seller. This release shall include, but is not limited to (x) any and all claims under the Environmental Laws; (y) any and all claims for injury, death, destruction, loss or damage to the person or property of the Buyer and the Buyer’s Affiliates arising out of (1) the environmental condition of the Properties and the improvements and the equipment on the Properties, and (2) the existence of Contamination (including without limitation Covered Contamination) at, on, under, or migrating or originating from the Properties; and (z) any and all Liability for further assessment, cleanup and remediation of any and all Contamination (including without limitation Covered Contamination) at the Properties. The Buyer expressly assumes all such Liabilities (other than Seller’s Retained Liabilities) related to the foregoing. (b) Indemnification. Effective upon the occurrence of the Closing, the Buyer shall indemnify and hold harmless ExxonMobil (with respect to the Properties other than the MD Fee Properties) and the Seller and its Affiliates, and their respective directors, officers, employees and controlling persons, from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (1) the environmental condition of the Properties and the improvements and the equipment on the Properties; (2) the existence of Contamination (including without limitation Covered Contamination) at, on, under, or migrating or originating from the Properties; and (3) any and all Liability for further assessment, cleanup and remediation of any and all Contamination (including without limitation Covered Contamination) at the Properties. 5.9 Post-Closing Access. Upon request by the Seller, the Buyer shall provide for and permit the Seller and ExxonMobil access to the Properties, at no cost to the Seller, as the Seller or ExxonMobil may require, to undertake any environmental assessment, investigation, testing, and remediation that the Seller or ExxonMobil deems necessary in accordance with the terms of the ExxonMobil Deeds and/or the applicable ExxonMobil SPAs. Such access shall include, but is not limited to, the right to conduct such tests, take such groundwater or soil samples, excavate, remove, dispose of tanks and soil, and treat the soil and groundwater, conduct and/or continue environmental investigation, testing and remediation, and undertake such other actions as are

41 reasonably necessary pursuant to such request. Notwithstanding the foregoing, or anything herein to the contrary, it is understood and agreed that the Seller shall have no obligation to perform any remediation at the Properties from and after the Closing Date. Notwithstanding anything to the contrary in this Agreement, the Buyer shall provide the Seller with exclusive access rights to the Properties to observe and/or confirm any Remediation Activities undertaken by or on behalf of the Buyer. The Seller shall provide the Buyer as much advance notice as reasonably practical of all potentially disruptive or intrusive activities to be undertaken on the Properties by Seller or ExxonMobil in accordance with the terms of the ExxonMobil Deeds and/or the applicable ExxonMobil SPAs; such notice may be in the form of a periodic written schedule of activities delivered from time to time. No advance notice shall be required for nondisruptive activities such as periodic monitoring of wells on the Properties, if any. 5.10 Engineering and Institutional Controls. The Buyer acknowledges that the Properties (other than the MD Fee Properties) are and will be subject to Engineering and Institutional Controls imposed in connection with previous and ongoing corrective action activities at the Properties. The Buyer further acknowledges and agrees that in conducting Remediation Activities (other than the Seller’s Environmental Obligations), the Buyer shall, at its sole cost and expense, adopt and use all engineering and related technical assistance available and standard to the industry to protect the health and safety of persons by the Governmental Entities and as required by ExxonMobil pursuant to the ExxonMobil Deeds or the Seller to enforce the requirements of the ExxonMobil Deeds. The Seller agrees to obtain, or cause the Remediation Contractor to obtain, all necessary approvals for any Engineering and Institutional Controls required to achieve Project Completion at the Properties in accordance with the Seller's Environmental Obligation. The Buyer may need to consider the use of engineering controls to prevent the migration of vapors and/or liquids containing Contamination into any buildings, underground utilities or storm water retention/detention ponds, including, without limitation, vapor extraction systems, vapor barriers, sealed sumps and storm pond liners. The Buyer hereby agrees to maintain, preserve, and comply with all Engineering and Institutional Controls that are or may be in the future imposed on the Properties in connection with the Remediation Activities conducted prior or subsequent to the Closing Date. The Engineering and Institutional Controls shall run with the land for the benefit of ExxonMobil, the Seller and its Affiliates and shall bind the Buyer and its Affiliates, subsequent owners, users and occupiers of the Properties, including any successors, lessees, assignees and licensees, and shall continue unless released by the applicable Governmental Entity, the Seller or ExxonMobil. 5.11 Subsequent Transfers. The provisions of Sections 5.9, 5.10, 5.11 and 5.12 will run with the land of the Properties (other than the MD Fee Properties) and shall be included in the NY Deeds from the Seller to the Buyer. The Buyer agrees that it will not complete any sale, transfer or assignment of any of its interests in the NY Fee Properties or any part thereof, or enter into any lease, license or right to occupy or use the NY Fee Properties or any part thereof without first obtaining from the subsequent owners, users, and occupiers of the Properties, including all successors, lessees, assignees, and licensees, obligations identical to the Buyer’s obligation pursuant to Sections 5.9, 5.10, 5.11 and 5.12. The Buyer will include a clause in all such documents, giving ExxonMobil and the Seller, and the Seller’s successors and assignees, the right, but not the obligation, to enforce such obligations against the Buyer and its Affiliates, subsequent owners, users, and occupiers of the Properties, including any successors, lessees, assignees, and licensees. The Seller also may enforce any such obligations against the Buyer,

42 notwithstanding the subsequent transfer, lease, or mortgage of the NY Fee Properties or part thereof. Any transferee, assignee or successor owner, lessee, licensee, occupier or user of the Properties will take title to the NY Fee Properties subject to the terms of Sections 5.9, 5.10, 5.11 and 5.12. The rights and benefits of Sections 5.9, 5.10, 5.11 and 5.12 will inure not only to the Seller, but also to the benefit of the Seller, its Affiliates, successors and assigns. Neither the Buyer, nor any party acquiring any right, interest or title through or after the Buyer will be permitted to vacate, waive, eliminate, or in any way modify the rights and benefits that ExxonMobil, the Seller, its Affiliates, successors and assigns have pursuant to Sections 5.9, 5.10, 5.11 and 5.12. Any subsequent transfer of the NY Fee Properties will not alter the Buyer’s responsibilities and obligations to the Seller under this Agreement. 5.12 Maintenance of Records. After Closing, the Buyer shall maintain daily inventory and tank maintenance records for the Properties (other than the MD Fee Properties), as required to comply with all applicable Laws. The Buyer shall deliver legible copies of such records to the Seller within two (2) days of the Seller’s request for such records, which the Seller shall request only if requested by ExxonMobil pursuant to the terms of the ExxonMobil Deeds or the applicable ExxonMobil SPA. The Seller will have the right to review these records as the Seller deems necessary to comply with the request of ExxonMobil. Following Closing, the Buyer agrees to continue to use, maintain, repair and keep in good order the existing remote monitoring system (e.g., a Veeder-Root system) or a comparable monitoring system for the tanks located on the Properties. Within thirty (30) days of the Seller’s request, which Seller may request only if requested by ExxonMobil pursuant to the terms of the ExxonMobil Deeds or the applicable ExxonMobil SPA, the Buyer shall deliver to the Seller legible copies of “as built” surveys or construction plans that depict the location of any tanks, any underground piping or other improvements installed or constructed by the Buyer. 5.13 Tank Tightness Testing. (a) Tightness Testing. The Buyer, at the Buyer’s sole cost and expense, may, but shall not be obligated to, cause tank tightness testing to be conducted by the Buyer’s tightness testing contractor. A precision tightness test will be used for operating tanks that are used for fuel storage on operating Properties, and a pressure decay test will be used on all Stage II vapor recovery lines. Tightness testing will be conducted to detect the presence of leaks in any tank and will be completed in compliance with the requirements of the applicable Governmental Entity and all applicable laws and regulations. (b) Failing Tanks or Lines. If the tightness testing results do not meet the application Governmental Entity’s standards, then the Seller may elect, in its sole discretion, to: (i) terminate this Agreement with respect to the affected Property; or (ii) repair the tanks (or the entire tank field), as appropriate under the Seller’s engineering standards, before Closing. If the Seller elects to terminate this Agreement pursuant to Section 5.13(b)(i), Seller shall notify the Buyer in writing and the Buyer shall have the option within five (5) days after receiving such notice from the Seller to notify Seller in writing (Buyer’s “Election Notice”) that Buyer elects to close on the acquisition of the affected Property and undertake any repair at its sole cost and expense with no reduction of the Purchase Price. If the Seller elects to terminate this Agreement with respect to a

43 Property or Properties pursuant to Section 5.13(b)(i) above and Buyer does not timely deliver an Election Notice, then such Property or Properties shall be dropped from this Agreement and Purchase Price will be reduced by the amount attributable to such Property or Properties, as established by Exhibit C, which Exhibit will be amended to reflect the affected Property’s withdrawal from the Transaction. The Seller will have the right to delay Closing for each Property on which it will remove or repair tanks. (c) Dispensers. The Seller hereby advises the Buyer, and the Buyer acknowledges, that the Seller will conduct no tests with respect to any dispensers. After Closing, the Buyer is responsible and assumes the obligation for the calibration of the dispensers and for compliance with all applicable laws, including, but not limited to, all Environmental Laws, and applicable registration and testing requirements, including, but not limited to, calibration of weights and measures. (d) Tank Data. The Buyer acknowledges that it has received and is familiar with the facility Tank data provided by the Seller. 6. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS Each and every obligation of the Buyer to be performed on or after the Closing Date under this Agreement is subject to the satisfaction (or written waiver by the Buyer) prior to or at the Closing Date of each of the following conditions (the “Conditions to Buyer’s Obligations to Close”): 6.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Seller made in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date. 6.2 Exxon Consent to Assignment of Dealer Supply Agreements. ExxonMobil shall have consented to the assignment of the NY Mobil Supply Agreements, the White Oak Mobil Supply Agreement and the Plenti Agreements or if required by ExxonMobil the Buyer shall have entered into new supply agreements and Plenti Coalition Loyalty Program Participation Agreements with ExxonMobil and ExxonMobil shall have agreed to terminate the existing NY Mobil Supply Agreements, White Oak Mobil Supply Agreement and Plenti Agreements and release the Seller and its members and affiliates from all obligations thereunder. 6.3 Getty Consent, Assignment and Amendment. The Getty Unitary Leases shall have been amended by the Getty Amendments and Getty Realty Companies shall have consented to the assignment of the Getty Unitary Leases as amended by the Getty Amendments, or the Buyer shall have entered into a new unitary leases with Getty Realty Companies and Getty Realty Companies shall have agreed to terminate the existing Getty Unitary Leases and release the Seller and its members and affiliates from all obligations thereunder. 6.4 Delivery of Documents. The Seller shall have delivered, or caused to have been delivered, to the Buyer the documents described in Section 9.2.

44 7. CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS Each and every obligation of the Seller to be performed on or after the Closing Date under this Agreement is subject to the satisfaction (or written waiver by the Seller) prior to or at the Closing Date of each of the following conditions: 7.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date. 7.2 Performance of Obligations. The Buyer shall have in all material respects performed and complied with its agreements and obligations under this Agreement that are to be performed or complied with by the Buyer prior to or on the Closing Date. 7.3 Delivery of Purchase Price and Documents. The Buyer shall have delivered, or caused to have been delivered, to Title Company the Buyer’s Closing Proceeds, less Deposit and the Operator Security Deposit Credit, as contemplated by Section 2.5 and the documents described in Section 9.3. 7.4 Hart-Scott-Rodino Act Compliance. Any filings required under the Hart-Scott- Rodino Act shall have been made. 8. INDEMNIFICATION 8.1 Indemnification by the Seller. (a) General. Subject to the terms and conditions of this Section 8.1, if the Closing occurs, the Seller shall indemnify, defend, and hold harmless the Buyer and its Affiliates, and their respective directors, officers, employees and controlling persons (collectively, the “Buyer Indemnified Parties”), from and against all Losses incurred by any such Person resulting from any (i) breach as of the Closing Date of Seller’s representations or warranties unless the Buyer has knowledge of such breach as of the Closing Date and nevertheless proceeds to Closing hereunder, or (ii) any and all Excluded Liabilities. (b) Limitations. The obligations of the Seller under Section 8.1(a)(i) shall be subject to the following limitations: (i) Except for any Liability for Losses arising from intentional fraud committed with actual knowledge by the Seller in connection with this Agreement, and Seller’s obligations with respect of Taxes or any Excluded Liabilities, the Seller shall not have any liability for Losses until the total of all Losses with respect to such matters exceeds One Hundred Thousand Dollars ($100,000.00) (the “Deductible”), after which the Buyer Indemnified Parties may recover only the amount of all Losses in excess of the Deductible.

45 (ii) Except for any liability for Losses arising from intentional fraud committed with actual knowledge by the Seller in connection with this Agreement, and Seller’s obligations with respect of Taxes or any Excluded Liabilities, the Seller shall not have any liability for Losses in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00). (c) Expiration. The obligations of the Seller under this Section 8.1 shall terminate upon the date that is two hundred seventy (270) days after the Closing Date (the “Indemnity Expiration Date”); provided, however, that such obligations shall not terminate with respect to any item as to which the Buyer shall have, prior to the expiration of the applicable period, previously made a claim by delivering written notice to the Seller; and further provided that the limitations in this Section 8.1 shall not apply to Seller’s representation under Section 3.1(j) above. (d) Post-Closing Escrow. At Closing, Seller shall deliver to Title Company Five Hundred Thousand Dollars ($500,000.00) (the “Post-Closing Escrow”) to be held by the Title Company, in escrow, until the Indemnity Expiration Date, in accordance with the terms of the Post-Closing Escrow Agreement. 8.2 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller and the Seller Related Parties, from and against all Losses asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from any (a) breach of any covenant or agreement of the Buyer contained in this Agreement, and/or (b) Assumed Liabilities. 8.3 Liquidated Damages for Debranding. To the extent Seller is required under the terms of the Assumed Contracts with ExxonMobil, if the Buyer ceases to sell Branded Fuel at any of the Properties (other than the MD Fee Properties) that are sold and transferred by Big Apple, Liberty, East River, White Oak, Anacostia and Mount Vernon before December 1, 2025, the Buyer shall pay to ExxonMobil on behalf of Seller liquidated damages for each of the affected Properties. Liquidated damages will begin to accrue from the date debranding occurs and will be an amount equal to: ($.02 per gallon) x (the Buyer’s Base Volume for that Property) x (15 - the number of years (including any partial year) from the closing date under the Liberty/East River ExxonMobil SPA (with respect to NY Properties) or the closing date under the DAG ExxonMobil SPA (with respect to MD Properties). Notwithstanding the foregoing, (a) the Buyer may substitute for any debranded Property, within one hundred eighty (180) days after such Property ceases operations as a branded Property, a replacement service station property with a comparable volume of sales of Branded Fuel with the prior written approval of ExxonMobil for the branding of such service station property, in which event no liquidated damages will be assessed for any period in which the substituted service station property remains branded under a Trademark and continues to sell Branded Fuel; (b) no liquidated damages will be assessed for any Lease Property that is debranded solely as a result of the expiration of the applicable lease unless the Buyer subsequently acquires such Property (whether through fee or lease) and operates such Property other than under a Trademark; and (c) no liquidated damages will be assessed for any Property subject to an environmental hold and/or a condemnation or eminent domain proceeding pursuant to which a Governmental Entity requires the Buyer to cease operations at such Property or pursuant to which compliance with Environmental Laws

46 requires remediation resulting in a temporary or permanent closure of the Property, in each case, during the period in which the Property is required to cease operations. Notwithstanding the foregoing, the Buyer will not be subject to liquidated damages for any debranding that occurs within fifteen (15) years after the closing date under the Liberty/East River ExxonMobil SPA (with respect to NY Properties) or the closing date under the DAG ExxonMobil SPA (with respect to MD Properties), if the debranding is a result of a Market Withdrawal. 8.4 Damages for Debranding under the Motiva Supply Agreement. The MD Fee Properties shall remain branded Shell until November 30, 2015 and continue to sell only products authorized for sale under Shell’s trademarks and other brand identifications. If any of the Properties sold by DAG is debranded before November 30, 2015, the Buyer shall be responsible for reimbursing the Seller for any penalties or unamortized balances of image or incentive monies paid by the Seller to Motiva on account of such debranding. 8.5 Incremental Volume Requirements. The Buyer acknowledges that that the Seller, as purchaser under the DAG ExxonMobil SPA, is obligated to satisfy certain incremental volume requirements as more specifically set forth therein, which requirements are more particularly described in that certain Closing Side Letter with DAG Enterprises, dated September 25, 2009 (the “Side Letter”), and set forth on Schedule 8.5 attached hereto (the “Incremental Volume Requirements”). The Buyer hereby specifically assumes the obligation to satisfy all such Incremental Volume Requirements applicable to the Purchased Assets in the manner set forth in the DAG ExxonMobil SPA as modified by the Side Letter, including, without limitation the twenty-four million (24,000,000) incremental gallon requirement for White Oak, and further including without limitation all deadlines applicable to such requirements and the liquidated damages for noncompliance. The Buyer shall pay all such amounts due under this Section 8.5 directly to ExxonMobil, if, as and when due in accordance with the Side Letter, and shall indemnify and hold harmless the Seller and the Seller Related Parties for all Losses, costs and damages suffered by the Seller as the result of the Buyer’s breach of its obligations under this Section 8.5. 8.6 Survival. The Buyer’s obligations under Sections 8.2, 8.3, 8.4 and 8.5 shall survive indefinitely. 9. CLOSING 9.1 Closing Date. Unless this Agreement shall have been terminated pursuant to Section 10.1, and provided that the conditions to the Closing set forth in Article 6 and Article 7 are satisfied or waived, the closing with respect to the transactions contemplated hereby (the “Closing”) shall take place electronically or at the offices of the Title Company or any other location mutually-agreed upon by the Parties and shall take place on or before June 1, 2015 (the “Closing Date”). (a) The Closing Date is subject to a one-time extension not to exceed thirty (30) days only (i) if required in connection with the filing under the Hart-Scott-Rodino Act; (ii) if an extension is reasonably required for the Seller to satisfy a Condition to Buyer’s Obligation to Close on the Closing Date, provided that the Seller is diligently seeking to satisfy such condition, (iii) if an extension is reasonably required to obtain

47 approvals, authorizations or waivers reasonably required from Getty or ExxonMobil in connection with the transactions contemplated hereunder, provided that the parties are diligently seeking such approvals, authorizations or waivers, (iv) if an extension is reasonably required for the Seller to obtain Motiva’s waivers of its purchase options under Section 2.1(d), provided that the Seller is diligently seeking to obtain such waivers, (v) if the Closing must be delayed due to any litigation filed seeking to enjoin the consummation of the entire transaction contemplated hereunder, provided that Seller and Buyer are diligently seeking to resolve matter, or (vi) if requested by the Buyer for any other reason and consented to by the Seller in its sole and absolute discretion. Any extension pursuant to Subsection 9.1(a)(vi) shall be subject to the Buyer’s delivery of an additional deposit (the “Extension Deposit”) to the Title Company in the amount of One Million Dollars ($1,000,000). The Extension Deposit shall become a part of the Deposit under this Agreement and from and after the date it is delivered by the Buyer, the term “Deposit” as used herein shall be deemed to include the original Deposit together with the Extension Deposit. Notwithstanding the foregoing, Buyer and Seller mutually agree that in the event any court of competent jurisdiction issues an order (an “Injunction”) enjoining or otherwise prohibiting the closing of the transaction contemplated by the Agreement, or the closing on the sale of any individual Property or Properties (an “Enjoined Property” or “Enjoined Properties”) as applicable, then Closing under this Agreement shall be bifurcated so that the closing on the Properties that are not prohibited from Closing shall occur on the Closing Date and the closing on the sale of the Enjoined Property or Enjoined Properties shall occur on a date mutually selected by Buyer and Seller no later than twenty (20) days after the injunction prohibiting closing on the Enjoined Property or Enjoined Properties, as applicable, is vacated or modified so that closing on such Enjoined Property or Enjoined Properties, as applicable, is no longer prohibited. In such event, the Purchase Price, and the documents to be delivered at Closing, shall be appropriately adjusted to reflect such closing in two or more phases. (b) The Buyer may arrange for a meeting with the dealers under the PMPA Franchise Agreements and the commissioned agents under the CA Agreements at a time and location mutually acceptable the Buyer and the Seller to discuss and finalize the transition of the Properties. The Seller shall reasonably cooperate with the Buyer to schedule such meeting. The Buyer and the Seller shall coordinate the distribution, completion and return of the Buyers standard credit and electronic funds transfer (“EFT”) paperwork to and from the dealers and commissioned agents on a mutually-acceptable timeline prior to such meeting. Except for written communications regarding such credit and EFT paperwork and written notice of any scheduled meeting, which shall be agreed to by the Buyer and the Seller, prior to any such meeting, the Buyer shall not initiate communication with any of such dealers or commissioned agents regarding the sale or transfer of the Purchased Assets without the Seller’s prior reasonable consent. 9.2 Items to be Delivered by the Seller. At or prior to the Closing, as applicable, the Seller shall deliver the following documents, in each case duly executed or otherwise in proper form to the Title Company: (a) the Deeds executed by the Seller;

48 (b) the Bill of Sale; (c) the UST Bill of Sale; (d) the Tax allocation contemplated by Section 2.6; (e) the Assignment and Assumption of Getty Unitary Lease Properties Agreement, the Assignment and Assumption of Individual Leases, the Assignment of PMPA Franchise Agreements and Dealer Supply Agreements, the Assignment of Mobil Supply Agreements and Plenti Agreements, the Assignment of Reimbursement Agreements, the Assignment of Third-Party Leases and CA Agreements, the Assignment of Remediation Contracts, and an Assignment and Assumption of the Transferrable Permits and the Cybera Agreement (solely with respect to the Properties), if applicable; (f) Seller’s resolutions and evidence of Seller’s good standing, incumbency and authority, in each case as required by the Title Company; (g) the Post-Closing Escrow Agreement; and (h) such other documents as are reasonably necessary to effectuate the sale or transfer of the Properties to the Buyer (including a standard seller’s affidavit acceptable to the Seller and the Title Company and one or more settlement statements, but not including any landlord consents). 9.3 Items to be Delivered by the Buyer. At or prior to the Closing, as applicable, the Buyer shall deliver to the Title Company the Buyer’s Closing Proceeds (less the Deposit), the Estimated Inventory Purchase Price and the following documents, in each case duly executed or otherwise in proper form: (a) the Assignment and Assumption of Getty Unitary Lease Properties Lease Agreement, the Assignment and Assumption of Individual Leases, the Assignment of PMPA Franchise Agreements, the Assignment of Dealer Supply Agreements, the Assignment of Mobil Supply Agreements, the Assignment of Reimbursement Agreements, the Assignment of Third-Party Leases and CA Agreements, the Assignment of Remediation Contracts, and an Assignment and Assumption of the Transferrable Permits and the Cybera Agreement (solely with respect to the Properties), if applicable; (b) the UST Bill of Sale; (c) a certificate executed by the Buyer certifying to the Seller that all of the Buyer’s representations and warranties are materially true and correct on and as of the Closing Date; (d) resolutions and evidence of Buyer’s and/or its assignee’s good standing, incumbency and authority, in each case as required by the Title Company; (e) the Post-Closing Escrow Agreement;

49 (f) such other documents as are reasonably necessary to effectuate the sale of the Properties to the Buyer (including the settlement statements); and (g) Documentation required by Governmental Authorities necessary to transfer (i) the Tanks, and (ii) any obligations assumed by the Buyer under Article 5 of this Agreement. 9.4 Property Taxes; Rents; Assessments; Utilities. Any general real estate or personal property taxes, rents, and special taxes or assessments for the then current year relating to the Purchased Assets will be prorated as of the date of Closing and adjusted at Closing. If Closing occurs before taxes are finalized for the then current year, the tax apportionment at Closing will be based on the latest tax rate as applied to the latest assessed valuation of the Purchased Assets. All utilities and other pro-ratable items customarily adjusted for commercial real estate closings conducted in the State of New York, will be adjusted as of the Closing Date. In the event that collected funds are insufficient to pay all such expenses, the Buyer promptly shall pay the same and provide proof of payment to the Title Company and the Seller. If a balance remains with the Title Company after all amounts due under this Section 9.4 are paid by the Title Company, the Title Company shall refund the balance to the Buyer. 9.5 Title Insurance, Transfer Taxes. The Buyer shall pay for all transfer and recordation taxes imposed with respect to (i) any mortgage or deed of trust placed on the Properties as part of the Buyer’s financing of the acquisition of the Purchased Assets, (ii) any cost to record memoranda of lease or lease assignments for Leases that are not recorded as of the Effective Date, and (iii) other traditional purchaser costs. The Buyer shall pay for any survey of the Properties (as described in Section 9.6 below) as well as all costs associated with title insurance commitments, policies and premiums and/or with any mortgage(s) and transfer of Personal Property including, but not limited to, transfer taxes, UCC search fees and UCC filing fees. Each Party shall pay fifty (50%) percent of any costs charged by the Title Company for escrow services. All transfer and recordation taxes and fees associated with the transfer of the Fee Properties or the Leases that are recorded as of the Effective Date (the “Shared Recordation Costs”) shall be payable as follows: (a) if such Shared Recordation Costs are less than $1,000,000 in the aggregate, then such Shared Recordation Costs shall be split equally between the Buyer and the Seller; (b) if such Shared Recordation Costs equal or exceed $1,000,000 in the aggregate, then (I) the first $500,000 due for the Shared Recordation Costs shall be paid by the Buyer, (II) the next $1,000,000 due for the Shared Recordation Costs shall be paid by the Seller, and (III) after payment of Shared Recordation Costs as set forth in items (I) and (II) of this sentence, any remaining Shared Recordation Costs shall be shared equally between the Buyer and the Seller. 9.6 Other Closing Costs. Each Party will bear its own costs associated with the contemplated transaction, including attorneys’ fees, appraisal, brokerage, consulting and/or due diligence costs, and any other related fees and expenses. 9.7 Escrow Provisions. (a) The Seller and the Buyer hereby appoint the Title Company to act as the escrow agent under the terms of this Agreement, and the Title Company has agreed to

50 accept such appointment under the terms of this Agreement. The duties and responsibilities of the Title Company shall be limited to those expressly set forth in this Agreement. No implied duties of the Title Company shall be read into this Agreement. (b) Upon receipt of the Deposit, the Title Company shall provide written notice to the Seller and the Buyer acknowledging such receipt. Concurrently with the delivery of this Agreement, the Buyer shall deliver to the Title Company an executed W- 9 Form from the Buyer stating the Buyer’s federal tax identification number. In no event shall the Title Company incur any liability for levies by taxing authorities based upon the taxpayer identification number provided to the Title Company and used to establish the escrow account. (c) The Title Company shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by the Title Company pursuant to or otherwise relating to this Agreement. The Title Company shall not be responsible or liable in any respect on account of the identity, authority or rights of any person executing, depositing or delivering, or purporting to execute, this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of the Title Company’s discretion in any particular manner, nor shall the Title Company be liable for any mistake of fact or of law or any error of judgment; provided, however, that nothing in this Agreement shall limit the Title Company’s liability for any claim arising out of the Title Company’s negligence, willful misconduct or breach of this Agreement. Under no circumstances shall the Title Company be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of the Seller or the Buyer or any of their respective agents or employees. The Title Company shall not be liable for any damage, loss, liability, or delay caused by accident, strike, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, act of God or any cause which is beyond its reasonable control. (d) The Title Company shall not be responsible in any manner whatsoever for: (i) any failure or inability of any Interested Party, or of anyone else, to perform or comply with any of the provisions of this Agreement or any other instrument or agreement referred to herein; (ii) the failure to return all or any part of the Deposit by any financial institution in which the Deposit is deposited; or (iii) any investment decision with respect to the Deposit. Furthermore, the Title Company shall not be responsible for the collection of any checks deposited with it. (e) The Title Company shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, of any fact or circumstance affecting or alleged to affect the parties’ respective rights or liabilities hereunder other than as is expressly provided in this Agreement, unless notice of the same is delivered to the Title Company in writing, signed by the proper parties. (f) The Seller and the Buyer jointly and severally agree to indemnify and hold harmless the Title Company from and against any and all reasonable costs, claims, damages or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) howsoever occasioned that may be incurred by the Title Company acting

51 under this Agreement or to which the Title Company may be put in connection with the Title Company acting under this Agreement, except for costs, claims or damages arising out of the Title Company’s willful misconduct, negligence or breach of this Agreement. (g) In the event of a dispute or conflicting demands or instructions with respect to any portion of the Deposit, the Title Company shall have the right to interplead such portion of the Deposit with a court of competent jurisdiction at the cost of the Seller and the Buyer. (h) The Seller and the Buyer reserve the right, at any time and from time to time, to substitute a new escrow agent in place of the Title Company pursuant to a writing executed by the Seller and the Buyer which shall contain instructions to the Title Company regarding disbursement of the Deposit to the new escrow agent. (i) The Buyer, the Seller and the Title Company each acknowledge and agree that the Title Company is executing this Agreement solely for the purpose of acknowledging its obligations herein. This Agreement shall be deemed to be binding and effective upon execution by the Buyer and the Seller and when the Deposit is posted (as required hereunder). Amendments to this Agreement shall not require the consent of the Title Company to be effective unless affecting the rights or obligations of the Title Company under this Agreement. 10. TERMINATION 10.1 General. This Agreement may be terminated, only as follows: (a) By the written agreement of the Buyer and the Seller; or (b) By the Seller, if (i) the Closing shall not have occurred on or before the Closing Date, provided that the Seller shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b) if the Seller’s default under this Agreement or the failure of a Condition to Buyer’s Obligation to Close, in each case beyond applicable notice and cure periods set forth in this Agreement, has been the cause of, or resulted in, the failure of the Closing to occur, or (ii) the Buyer shall have defaulted in its obligations hereunder and such default continues for more than five (5) days after written notice from the Seller. (c) By the Seller or the Buyer if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or order, or refused to grant any required consent or approval, that has the effect of making the consummation of the transactions contemplated hereby illegal or that otherwise prohibits consummation of such transactions. (d) By the Buyer, if (i) the Seller shall have defaulted in its obligation to Close on the Closing Date hereunder or is otherwise in material default under this Agreement, which material default continues for more than five (5) days after written notice by the Buyer and the Buyer is ready, willing and able to close under this Agreement and is not in material default, or (ii) if there is a failure of a Condition to Buyer’s Obligation to Close pursuant to Article 6 above, and the Buyer is ready, willing

52 and able to close and is not in material default hereunder. In the event the Buyer terminates this Agreement pursuant to this Section 10.1(d), the Buyer, as its sole and exclusive remedies, may either (x) receive a return of the Deposit, or (y) within thirty (30) days after the scheduled Closing Date file an action for specific performance of the Seller’s obligation to deliver the Deeds, the Bill of Sale, the UST Bill of Sale or any other document required to be delivered by the Seller pursuant to Section 9.2 above. Notwithstanding the foregoing, the Buyer agrees that the Buyer shall not (and hereby waives any right to) ever file or assert any lis pendens against any Property or any portion thereof nor commence or maintain any action against the Seller for specific performance under this Agreement except as provided in Section 10.1(d)(y) above. 10.2 Post-Termination Obligations; Deliverables. To terminate this Agreement as provided in subclause (b), (c) or (d) of Section 10.1, the terminating Party shall provide the other Party with written notice of its election to terminate this Agreement, and upon delivery of such written notice in accordance with Section 12.6: (a) This Agreement and the transactions contemplated hereby shall be terminated, without further action by any Party; (b) The Buyer shall return to the Seller all documents and copies and other materials received from or on behalf of the Seller relating to the transactions contemplated hereby, or shall confirm in writing that such materials have been destroyed, whether so obtained before, on or after the execution and delivery of this Agreement, and shall deliver to the Seller all documents, reports, instruments or the results of any studies or investigations performed by or on behalf of the Buyer, at no cost or expense to the Seller, other than internal financial models or analysis prepared by Buyer (all materials described in this Section 10.2(b) are referred to herein as “Property Materials”). Copies of the Property Materials retained by Buyer shall be deemed to be “Evaluation Materials” governed by the terms of the Global NDA; and (c) All information received or accumulated by the Buyer or its representatives relating to the Seller or the Purchased Assets, including the Property Materials, shall be treated as confidential information, notwithstanding the termination of this Agreement, and shall not be disclosed to any third party without the prior written consent of the Seller in accordance with the terms of Section 12.14 below. (d) The provisions of Section 10.2(b) and (c) shall survive the termination of this Agreement. 10.3 No Liabilities in Event of Termination. If this Agreement is terminated as provided in Sections 2.9 or 10.1, then this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no Liability under this Agreement on the part of the Buyer or the Seller, except that the respective obligations of the Buyer and the Seller, as the case may be, under Sections 4.5(c), 10.2, 12.1, 12.7 and 12.14 shall remain in full force and effect.

53 11. EXXON MOBIL INSURANCE 11.1 ExxonMobil Policies. ExxonMobil was the prior owner of the Properties other than the MD Fee Properties (“Prior Exxon Owners”). The Seller and the Buyer acknowledge that ExxonMobil maintains a worldwide program of property and liability insurance coverage for itself and its Affiliates, including the Prior Exxon Owners. This program has been designed to achieve a coordinated risk-management package for the entire ExxonMobil corporate group. The program consists principally of three types of policies: (a) policies issued to ExxonMobil or its predecessors; (b) policies issued directly to affiliates by one of ExxonMobil’s wholly-owned insurance companies, i.e., Ancon Insurance Company, Inc., Bluefield International Insurance Inc., et al. (herein referred to collectively as “ExxonMobil Captive Insurers”); and (c) policies issued to affiliates by locally admitted insurers which are reinsured by one of the ExxonMobil Captive Insurers. All of the insurance policies through which the worldwide program of coverage is presently or has previously been provided by or to ExxonMobil, its predecessors or Affiliates are herein referred to collectively as the “ExxonMobil Policies.” 11.2 No Coverage and No Claims. It is understood and agreed by the Buyer that from and after the Closing: (a) no insurance coverage shall be provided under the ExxonMobil Policies to the Buyer; (b) any and all policies insured or reinsured by any of the ExxonMobil Captive Insurers which, but for this provision, would have insured any assets transferred pursuant to this Agreement, shall be deemed terminated, commuted and cancelled ab initio; and (c) no claims regarding any matter whatsoever, whether or not arising from events occurring prior to Closing, shall be made by the Buyer or its Affiliates and/or subsidiaries, against the Prior Exxon Owners or their Affiliates or any other member of the Exxon Mobil corporate group, or any of their respective employees or former employees and/or with respect to any of the ExxonMobil Policies regardless of their date of issuance. 11.3 Waiver of Subrogation. It is further agreed that the Buyer and its insurer(s) providing coverage shall waive all rights of subrogation against the Prior Exxon Owners and their Affiliates to the extent any liabilities of the Seller are assumed by the Buyer pursuant to the Agreement. 12. MISCELLANEOUS 12.1 Publicity. The Buyer and the Seller each agrees that, from and after the date of this Agreement, no public release, written statement or announcement concerning the transactions contemplated hereby shall be issued or made without the prior written consent of the other party, except for the content of any such release or announcement that is, in the reasonable judgment of the Buyer or the Seller, as applicable, required by Law, which release or announcement, shall be made available to the Seller or the Buyer, as applicable, for its review as soon as reasonably practicable prior to such disclosure. 12.2 Assignment. Except to the extent otherwise expressly set forth in this Agreement, the Buyer shall not assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law, without the prior written consent of the Seller, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect. Notwithstanding the foregoing, subject to the Seller’s

54 prior consent, not to be unreasonably withheld, conditioned or delayed, the Buyer shall have the right to assign this Agreement, in whole but not in part, to an affiliate or a wholly owned subsidiary of the Buyer, provided that the Buyer shall provide written notice to the Seller of such request no later than ten (10) business days prior to the Closing Date, and further provided that the Buyer shall remain jointly and severally liable with such assignee for the performance and obligations of the Buyer hereunder. In addition, provided that Buyer shall remain jointly and severally liable for all obligations of Buyer under this Agreement, Seller shall upon Buyer’s request, transfer, sell or assign any portion of the Purchased Assets to one or more assignees of Buyer at Closing. 12.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and permitted assigns. 12.4 Amendment. No modifications, amendments or supplements to this Agreement shall be valid and binding unless set forth in a written agreement executed and delivered by the Parties. 12.5 Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed and delivered by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing under this Agreement. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. 12.6 Notice. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be personally delivered; sent by telecopier or facsimile transmission to the number below; or sent to the Parties at their respective addresses indicated below by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service, as follows: TO THE SELLER: Liberty Petroleum Realty, LLC c/o Capitol Petroleum Group Attention: Legal Department 6820-B Commercial Drive Springfield, Virginia 22151 Facsimile: 703-750-6817 With a copy (which shall not constitute notice) to: Pillsbury Winthrop Shaw Pittman LLP Attention: Marjorie F. Gannett, Esq. 1200 Seventeenth Street, NW Washington, DC 20036 Facsimile: (202) 513-8273

55 TO THE BUYER: Mark Cosenza Senior Vice President Global Partners LP 800 South Street Suite 500 Waltham, MA 02453 E-mail: mcosenza@allianceenergy.com With a copy (which shall not constitute notice) to: Edward J. Faneuil General Counsel Global Partners LP 800 South Street Suite 500 Waltham, MA 02453 or to such other person or address as any Party shall have specified by notice in writing to the other Party. If personally delivered, then such communication shall be deemed delivered upon actual receipt; if sent by telecopier or facsimile transmission, then such communication shall be deemed delivered the day of the transmission or, if the transmission is not made on a Business Day, the first Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, then such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, then such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. 12.7 Expenses. Regardless of whether or not the transactions contemplated hereby are consummated and except to the extent otherwise expressly set forth in this Agreement, and except as otherwise expressly set forth in this Agreement, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred such expenses. 12.8 Section Headings; Table of Contents. The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. 12.9 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction. 12.10 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by

56 the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. 12.11 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. The Parties hereto agree that this agreement shall be governed by the Laws of the Commonwealth of Virginia. The Parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the federal court for the Eastern District of Virginia over any suit, action or proceeding arising out of or relating to this Agreement. To the extent federal jurisdiction is lacking for any particular claim, the Parties hereto will accept the jurisdiction of the Fairfax County Circuit Courts. Without limitation of other means of service, the Parties hereto agree that service of any process, summons, notice or document with respect to any action, suit or proceeding may be served on it in accordance with the notice provisions set forth in Section 12.6. The Parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereto each agrees that a final judgment in any such suit, action or proceeding brought in an appropriate court pursuant to this Section 12.11 shall be conclusive and binding upon the Parties hereto, as the case may be, and may be enforced in any other courts to whose jurisdiction the Parties hereto, as the case may be, is or may be subject, by suit upon such judgment. The Parties hereto hereby waive their respective rights to a trial by jury of any claim or cause of action arising out of this Agreement, the negotiation and execution of this Agreement or the performance by the Parties of its or their terms in any suit, action or proceeding of any type brought by one Party against the other, regardless of the basis of the claim or cause of action. 12.12 No Brokers. Each of the Buyer and the Seller represents to the other that it has engaged no broker in connection with this transaction, other than Raymond James, which shall be paid a commission by the Seller pursuant to the terms of a separate agreement. Each of the Buyer and the Seller agrees to indemnify and hold the other harmless from all claims, demands and liabilities of any kind resulting from the breach of its representation set forth in this Section 12.12. 12.13 Further Assurances. The Seller and the Buyer agree to execute, acknowledge and deliver any further agreements, documents, certificates or instruments that are reasonably necessary or desirable to carry out the transaction contemplated by this Agreement. 12.14 Confidentiality. The Buyer agrees to treat all information received or reviewed with respect to the Properties, whether such information is obtained from the Seller or from the Buyer’s own due diligence investigations, in a confidential manner in accordance with the terms of the Global NDAs. Except as otherwise permitted by the Global NDAs, Buyer shall not disclose any such information to any third parties, other than such disclosure to the Buyer’s counsel, consultants, accountants, advisers, insurance carriers, prospective investors and lenders and their respective accountants and advisers as may be required in connection with the transactions contemplated hereby (such disclosure to be made expressly subject to the terms of the Global NDAs), or as required by Law. The Seller and the Buyer agree to keep this Agreement confidential and not deliberately make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the other Party, which shall not be unreasonably withheld. Seller acknowledges that execution of

57 this Agreement will require disclosure by the Buyer pursuant to U.S. Securities and Exchange Commission rules. In no event shall information which is or becomes a part of the public domain through no breach by the Buyer of this Section 12.14 be deemed to be confidential. 12.15 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the Parties, and supersedes all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter hereof; there are no conditions to this Agreement that are not expressly stated in this Agreement. 12.16 Counterparts. This Agreement may be executed by facsimile signatures or scanned and emailed signatures and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by fax and scanned and emailed signatures shall be binding. [The next page is the signature page.]

IN WITNESS WHEREOF the Parties have caused this Agreement to tbe executed as of Effective Date by their duly authorized representatives. SELLER: LIBERTY PETROLEUM REALTY, LLC, a Delaware limited liability company By: Liberty SPE, Inc., a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President EAST RIVER PETROLEUM REALTY, LLC, a Delaware limited liability company By: East River SPE, Inc, a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President BIG APPLE PETROLEUM REALTY, LLC, a Delaware limited liability company By: Big Apple SPE, Inc., a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its; President 58

MOUNT VERNON PETROLEUM REALTY, LLC, a Delaware limited liability company By: Mount Vernon SPE, Inc., a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President ANACOSTIA REALTY, LLC, a Delaware limited liability company By: Anacostia SPE, Inc., a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President WHITE OAK PETROLEUM, LLC, a Delaware limited liability company By: White Oak SPE, Inc., a Delaware corporation, its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President DAG REALTY, LLC, A Delaware limited liability company By: DAG SPE Managing Member, Inc., its managing member By: /s/ Eyob Mamo Name: Eyob Mamo Its: President 59

BUYER: GLOBAL PARTNERS LP, a Delaware limited partnership By: /s/ Name: Its: ACKNOWLEDGED AND AGREED: TITLE COMPANY: STEWART TITLE GUARANTY COMPANY By: Name: Its:

BUYER: GLOBAL PARTNERS LP, a Delaware limited partnership By: Name: Its: ACKNOWLEDGED AND AGREED: TITLE COMPANY: STEWART TITLE GUARANTY COMPANY By: Name: Its: Asst. V. P.